As filed with the Securities and Exchange Commission on November 9, 2018.

Registration No. 333-228040

 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1

To

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NATURAL HEALTH FARM HOLDINGS INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	8731	98-1032170
(State or Other Jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification Number)

20 North Orange Ave., Suite 1100

Orlando, Florida 32801

(407) 476-8976

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:

William B. Barnett, Esq.

Law Offices of Barnett & Linn

23548 Calabasas Road, Suite 106

Calabasas, CA 91302

Telephone: (818) 436-6410

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or, an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company”, and “emerging growth company”, in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.001 per share, offered by GHS Investment, LLC	10,638,298	$1.88	$20,000,000	$2,490.00
Common Stock, par value $0.001 per share, offered by Selling Shareholders	1,974,500	$2.35	$ 4,640,075	$577.69
Total	12,612,798		$24,640,075	$3,067.69

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, there is also being registered hereby such indeterminate number of additional shares of common stock, par value $0.001 per share, of the registrant as may be issued or issuable because of stock splits, stock dividends, stock distributions, and similar transactions.

(2) Estimated solely for the purpose of computing the amount of the registration fee for the shares of common stock issuable upon purchase of shares by GHS Investments, LLC pursuant to an Equity Financing Agreement and upon sale of shares by Selling Shareholders being registered in accordance with Rule 457(c) under the Securities Act of 1933, as amended, based upon the average of the high and low prices for a share of the registrant’s common stock as reported on OTC:QB on October 25, 2018.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

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The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated November 9, 2018

NATURAL HEALTH FARM HOLDINGS INC.

12,612,798 Shares of Common Stock

This prospectus relates to the offer and resale of 1,974,500 shares of our common stock (the “Resell Shares”) by certain shareholders of the Company (“Reselling Shareholders”) as well as the offer and resale by GHS Investments LLC (“GHS”), a Nevada limited liability company, of 10,638,298 shares of our common stock (“GHS Shares”, and together with the Resell Shares, the “Registration Shares”) that GHS has agreed to purchase from us in accordance with the terms and conditions of an Equity Purchase Agreement, dated June 5, 2018, (the “Purchase Agreement”), between us and GHS, pursuant to which we have the right to “put” to GHS (the “Put”) up to $20,000,000 in shares of our common stock. All of the Resell Shares, when sold, shall be sold by the Reselling Shareholders and all of the GHS Shares, when sold, will be sold by GHS (collectively the “Selling Shareholders”).

We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from the sale of the shares by GHS. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the Put under the Purchase Agreement.

The Reselling Shareholders and GHS may sell the shares of our common stock offered by this prospectus from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under the caption “Plan of Distribution.” The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.

GHS is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We will bear all costs, expenses and fees in connection with the registration of the common stock. The GHS and the Reselling Shareholders will bear all commissions and discounts, if any, attributable to their sales of our common stock.

GHS may sell common stock from time to time in the principal market on which the stock will be traded at the prevailing market price or in negotiated transactions. See “Plan of Distribution” for more information about how GHS may sell the shares of common stock being registered pursuant to this prospectus. GHS has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

Our common stock is listed on the OTC:QB under the symbol “NHEL.” On November 8, 2018, the last sale price for our common stock as reported on the OTC:QB was $2.42 per share.

Neither we nor any selling shareholder has authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus.

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended, and we have elected to comply with certain reduced public company reporting requirements.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” appearing on page 3 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is                     , 2018

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TABLE OF CONTENTS
ABOUT THIS PROSPECTUS	5
PROSPECTUS SUMMARY	5
RISK FACTORS	7
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	10
USE OF PROCEEDS	11
DILUTION	11
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	12
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14
SELLING SHAREHOLDERS	18
PLAN OF DISTRIBUTION	21
DESCRIPTION OF CAPITAL STOCK	23
BUSINESS AND BUSINESS PLAN	23
MANAGEMENT	28
EXECUTIVE COMPENSATION	30
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	31
LEGAL MATTERS	32
EXPERTS	32
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	33
WHERE YOU CAN FIND MORE INFORMATION	33
INDEX TO FINANCIAL STATEMENTS	34

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ABOUT THIS PROSPECTUS

This prospectus relates to the resale by the selling shareholders and GHS identified in this prospectus under the caption “Selling Shareholders,” from time to time, of up to an aggregate of 12,612,798 shares of our common stock issuable upon exercise of certain outstanding common stock purchase warrants. As described below under “Prospectus Summary—The Offering,” the shares of our common stock registered by this prospectus will be sold by selling. We are not selling any shares of our common stock under this prospectus, and we will not receive any proceeds from the sale of shares of common stock offered hereby by the selling shareholders.

You should read this prospectus, any documents that we incorporate by reference in this prospectus and the information below under the caption “Where You Can Find More Information” and “Incorporation by Reference” before making an investment decision. You should rely only on the information contained in or incorporated by reference into this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference herein. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representation.

You should assume that the information in this prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

The distribution of this prospectus and the issuance of the securities in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the securities and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section in this prospectus and under similar captions in the documents incorporated by reference into this prospectus. The terms “NHEL”, the “Company”, “our”, or “we” refer to Natural Health Farm Holdings Inc. and, unless the context otherwise requires, its predecessors.

Overview

The Company, formerly known as Amber Group Inc, was incorporated in Nevada on June 14, 2014. The Company filed a registration statement using S-1 with the Securities and Exchange Commission on November 5, 2015 and became a public reporting company. On March 16, 2017, Financial Industry Regulatory Authority (FINRA) approved the corporate name change to Natural Health Farm Holdings Inc., approved the increase in the Company’s authorized shares of common stock to 500,000,000 shares, and approved 30:1 forward stock split and effective March 17, 2017 the trading of the Company’s common stock under the symbol “NHEL” began on the OTCMarkets.

The Company has developed web-based business and launched itself into the healthcare industry. The Company has plans to provide through its subsidiaries, retail nutritional supplements, organic foods, personal care, and other health care products. The Company currently provides nutritional consulting services by offering a web based naturopathic learning management system that allows distributors, chiropractors and consumers to educate users products with the health-related aspects of various illnesses, and how the Company’s learning systems could be used to improve their general wellbeing.

Equity Offerings

Investment Agreement with GHS

On June 5, 2018, we entered into an investment agreement with GHS Investments, LLC, a Nevada limited liability company (“GHS”). Pursuant to the terms of the GHS Equity Financing Agreement, GHS committed to purchase up to $20,000,000 of our common stock over a period of up to twenty-four (24) months. From time to time during the twenty-four (24) months period commencing from the effectiveness of the registration statement, we may deliver a drawdown notice (“Drawdown Notice”) to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the drawdown notice (“Drawdown Amount”). The maximum amount that the Company shall be entitled to drawdown to GHS shall be two hundred percent (200%) of average daily trading volume (U.S. market only) of the Common Stock during the ten (10) days preceding the Drawdown Notice, so long as such amount does render the Investor a holder of more than 9.99% of the outstanding Shares of the Company. The purchase price per share to be paid by GHS shall be calculated as a twenty percent (20%) discount to the lowest traded price of the Company Common Stock during the ten (10) consecutive trading days prior to the date the Drawdown Notice was submitted. We initially reserved 3,000,000 shares of our common stock for issuance under the GHS Equity Financing Agreement. The GHS Equity Financing Agreement is not transferable and any benefits attached thereto may not be assigned.

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In connection with the GHS Equity Financing Agreement, we also entered into a registration rights agreement with GHS, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering shares of our common stock underlying the GHS Equity Financing Agreement within 30 days after the date of the GHS Equity Financing Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after filing and maintain the effectiveness of such registration statement until termination of the GHS Equity Financing Agreement.

The 10,638,298 shares to be registered herein represent approximately 6.6% of the shares then issued and outstanding, assuming that the GHS stockholder will sell all of the shares offered for sale. The total of 12,612,798 shares to be registered herein represents approximately 25.6% of the shares issued and outstanding held by non-affiliates of the Company.

At an assumed purchase price of $1.88 (equal to 80% of the closing price of our common stock of $2.35 on August 30, 2018), we will be able to receive up to $20,000,000 in gross proceeds, assuming the sale of the entire 10,638,298 shares being registered hereunder pursuant to the GHS Equity Financing Agreement. We are currently authorized to issue 500,000,000 shares of our common stock. The Company has agreed not to put an amount of shares which would result in GHS owning more than 9.99% of the then-outstanding shares of our common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the GHS Equity Financing Agreement. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

GHS will periodically purchase our common stock under the GHS Equity Financing Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to GHS to raise the same amount of funds, as our stock price declines.

Because our ability to draw down any amounts under the GHS Equity Financing Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $20,000,000 under the GHS Equity Financing Agreement. As such, we cannot make any guarantee that we will be successful in accessing the full amount under the GHS Equity Financing Agreement.

Where You Can Find Us

Our principal office is located at 20 North Orange Ave., Suite 1100, Orlando, Florida . Our telephone number is (323)-713-3244.

The Offering

Shares of common stock to be offered by GHS	10,638,298 that we may sell to GHS under the Purchase Agreement
Shares of common stock offered by the selling shareholders	1,974,500 shares of common stock issuable upon exercise of certain outstanding common stock purchase warrants
Shares of common stock outstanding before this offering	161,555,000 shares of common stock
Shares of common stock outstanding after completion of this offering	172,043,298 shares of common stock (1)
Use of proceeds	All proceeds from the sale of shares of common stock offered hereby will be for the account of the selling shareholders. We will not receive any proceeds from the sale of common stock offered pursuant to this prospectus.
Terms of this offering	The selling shareholders, including their transferees, donees, pledgees, assignees and successors-in-interest, may sell, transfer or otherwise dispose of any or all of the shares of common stock offered by this prospectus from time to time on the OTC:QB or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. The shares of common stock may be sold at fixed prices, at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices.
OTCMarkets (OTCQB) symbol	Our common stock is listed on the OTC:QB under the symbol “NHEL”
Risk Factors	Investing in our securities involves a high degree of risk and purchasers of our securities may lose their entire investment. See “Risk Factors” and other information incorporated by reference into this prospectus for a discussion of factors you should carefully consider before deciding whether to invest in our common stock.

(1) Does not include 1,974,500 shares to be issued upon exercise of outstanding warrants.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

The Company has limited operating history.

The Company is a development stage company and has limited operating history. The Company is relying on management to actuate and develop its business plan. The Company has a limited business history and an investor will be required to make an investment decision based largely on the management and the projected operations in light of the risks, expenses and uncertainties that may be encountered by engaging in the vocational training industry.

The Company may not be able to continue as a going concern.

The ability of the Company to continue as a going concern is dependent on the Company’s ability to fund future operations through additional financing from investors and/or lenders or through the sale of its securities or through development of its operations. Due to these and other factors, there is substantial doubt of the Company’s ability to continue as a going concern.

The Company’s independent auditors have issued a report raising a substantial doubt of the Company’s ability to continue as a going concern.

In their audited financial report, the Company’s independent auditors have issued added an explanatory paragraph that unless the Company is able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to its ability to continue as a going concern. The Company anticipates that it would need substantial capital over the next 12 months to continue as a going concern to expand its operations in accordance with its current business plan.

As of June 30, 2018, the Company has accumulated deficit of $897,456.

As of June 30, 2018, the Company had an accumulated deficit of $897,456 and incurred a net loss of $778,990 for the nine months then ended. This deficit may impact on the Company in various ways including, but not limited to, making it more difficult to borrow money, sell stock or to maintain a good market price.

No assurance of commercial feasibility.

Even if the Company’s plans and projects are successfully initiated, there can be no assurance that such plans and projects will have any commercial success or advantage. Also, there is no assurance that the Company’s initiatives will perform as intended in the marketplace.

The Company’s developed software may experience unexpected “bugs” which may delay its release or impede its use.

The Company is developing its proprietary software and intends to effect beta and other testing to ensure efficient launch and usability. However, the Company’s software may experience or develop unanticipated “bugs” that would either delay its release or impede its use once released. Such delays or problems could impact the Company’s ability to generate revenue or could negatively affect any contractual relationships with users of the software.

The Company’s election not to opt out of JOBS Act extended accounting transition period may not make its financial statements easily comparable to other companies.

Pursuant to the JOBS Act of 2012, as an emerging growth company the Company can elect to opt out of the extended transition period for any new or revised accounting standards that may be issued by the PCAOB or the SEC. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the standard for the private company. This may make comparison of the Company’s financial statements with any other public company which is not either an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible as possible different or revised standards may be used.

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The Company’s stock may be considered a penny stock and any investment in the Company’s stock will be considered a high-risk investment and subject to restrictions on marketability.

The trading price of the Company’s common stock is below $5.00 per Share. If the price of the common stock is below such level, trading in its common stock would be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended. These rules require additional disclosure by broker-dealers in connection with any trades generally involving any non-NASDAQ equity security that has a market price of less than $5.00 per Share, subject to certain exceptions. Such rules require the delivery, before any penny stock transaction, of a disclosure schedule explaining the penny stock market and the risks associated therewith, and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally institutions). For these types of transactions, the broker-dealer must determine the suitability of the penny stock for the purchaser and receive the purchaser’s written consent to the transactions before sale. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in the Company’s common stock which could impact the liquidity of the Company’s common stock.

The Company relies on only key managers whose absence or loss could adversely affect the business.

The Company relies on the services of its key executive, Mr. Tee Chuen Ming. The loss of his services could adversely affect the Company’s business.

The Company has a small financial and accounting organization. Being a public company strains the Company’s resources, diverts management’s attention and affects its ability to attract and retain qualified officers and directors.

As a reporting company, the Company is already subject to the reporting requirements of the Securities Exchange Act of 1934. However, the requirements of these laws and the rules and regulations promulgated thereunder entail significant accounting, legal and financial compliance costs which are potentially prohibitive to the Company as it develops its business plan, products and scope. These costs have made, and will continue to make, some activities more difficult, time consuming or costly and may place significant strain on its personnel, systems and resources.

The Securities Exchange Act requires, among other things, that companies maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain the requisite disclosure controls and procedures and internal control over financial reporting, significant resources and management oversight are required. As a result, management’s attention may be diverted from other business concerns, which could have a material adverse effect on the development of the Company’s business, financial condition and results of operations.

The Company does not possess effective internal control over financial reporting that is adequate for a public company.

Based upon his respective evaluation, the Chief Executive Officer and Chief Financial Officer of the Company has concluded that, as of June 30, 2018, our internal control over financial reporting was not effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of our company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of our management and directors; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. Management based its assessment on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO 2013 Criteria). Management’s assessment included evaluation of such elements as the design and operating effectiveness of key financial reporting controls, process documentation, accounting policies, and our overall control environment.

The Company has engaged outside accounting and finance advisors to assist the Company in better implementing internal control over financial reporting.

Capital Market Risks

GHS will pay less than the then-prevailing market price for our common stock.

The Common Stock to be issued to GHS pursuant to the GHS Equity Financing Agreement will be purchased at a 20% discount to the lowest trading price of our Common Stock during the ten (10) consecutive trading days immediately after GHS receives our notice of sale. GHS has a financial incentive to sell our Common Stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If GHS sells the shares, the price of our Common Stock could decrease. If our stock price decreases, GHS may have a further incentive to sell the shares of our Common Stock that it holds. These sales may have a further impact on our stock price.

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Your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the GHS Equity Financing Agreement.

Pursuant to the GHS Equity Financing Agreement, when we deem it necessary, we may raise capital through the private sale of our Common Stock to GHS at a price equal to a discount to the lowest volume weighted average price of the common stock for the ten (10) consecutive trading days after GHS receives our notice of sale. Because the put price is lower than the prevailing market price of our Common Stock, to the extent that the put right is exercised, your ownership interest may be diluted.

We are registering an aggregate of 10,638,298 shares of common stock to be issued under the GHS Equity Financing Agreement. The sales of such shares could depress the market price of our common stock.

We are registering an aggregate of 10,638,298 shares of Common Stock under the registration statement of which this prospectus is a part, pursuant to the GHS Equity Financing Agreement. Notwithstanding GHS’s ownership limitation, the 10,638,298 shares would represent approximately 6.6% of our shares of Common Stock outstanding immediately after our exercise of the put right under the GHS Equity Financing Agreement (based on the number of outstanding shares as of June 30, 2018). The sale of these shares into the public market by GHS could depress the market price of our Common Stock.

We may not have access to the full amount available under the GHS Equity Financing Agreement.

Our ability to draw down funds and sell shares under the GHS Equity Financing Agreement requires that this resale registration statement be declared effective and continue to be effective. This registration statement registers the resale of 10,638,298 shares issuable under the GHS Equity Financing Agreement, and our ability to sell any remaining shares issuable under the GHS Equity Financing Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of Common Stock to GHS under the GHS Equity Financing Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the GHS Equity Financing Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to GHS. Accordingly, because our ability to draw down any amounts under the GHS Equity Financing Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $20,000,000 under the GHS Equity Financing Agreement. We believe that it is likely that we will be able to drawn down on the full amount of the Agreement, however, prior to drawing down on the full amount, we may not be able to draw down on the full amount without filing an amendment to our Articles of Incorporation to increase the Company’s authorized shares of common stock. Pursuant to state law, the filing of the amendment to increase the authorized shares of common stock may require board and shareholder approval. As such, we cannot make any guarantee that we will be successful in accessing the full amount under the GHS Equity Financing Agreement.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the GHS Equity Financing Agreement, and as such, GHS may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

GHS has agreed, subject to certain exceptions listed in the GHS Equity Financing Agreement, to refrain from holding an amount of shares which would result in GHS or its affiliates owning more than 9.99% of the then-outstanding shares of our Common Stock at any one time. These restrictions, however, do not prevent GHS from selling shares of Common Stock received in connection with a put, and then receiving additional shares of Common Stock in connection with a subsequent put. In this way, GHS could sell more than 9.99% of the outstanding Common Stock in a relatively short time frame while never holding more than 9.99% at one time.

Future sales of our equity securities could put downward selling pressure on our securities, and adversely affect the stock price.

There is a risk that this downward pressure may make it impossible for an investor to sell his or her securities at any reasonable price, if at all. Future sales of substantial amounts of our equity securities in the public market, or the perception that such sales could occur, could put downward selling pressure on our securities, and adversely affect the market price of our common stock.

We do not intend to pay dividends on any investment in the shares of stock of our company and any gain on an investment in our company will need to come through an increase in our stock’s price, which may never happen.

We have never paid any cash dividends and currently do not intend to pay any dividends for the foreseeable future. To the extent that we require additional funding currently not provided for in our financing plan, our funding sources may prohibit the payment of a dividend. Because we do not intend to declare dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

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FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Corporate and Other Risks

Limitations on director and officer liability and indemnification of Our Company’s officers and directors by us may discourage stockholders from bringing suit against an officer or director.

Our Company’s certificate of incorporation and bylaws provide, with certain exceptions as permitted by governing state law, that a director or officer shall not be personally liable to us or our stockholders for breach of fiduciary duty as a director, except for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or unlawful payments of dividends. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

We are responsible for the indemnification of our officers and directors.

Should our officers and/or directors require us to contribute to their defense, we may be required to spend significant amounts of our capital. Our certificate of incorporation and bylaws also provide for the indemnification of our directors, officers, employees, and agents, under certain circumstances, against attorney’s fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on behalf of our Company. This indemnification policy could result in substantial expenditures, which we may be unable to recoup. If these expenditures are significant, or involve issues which result in significant liability for our key personnel, we may be unable to continue operating as a going concern.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our strategy, future operations, future financial position, future revenue, projected costs, prospects, plans, objectives of management and expected market growth are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

The words “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements include, among other things, statements about:

● our ability to obtain additional financing;

● the accuracy of our estimates regarding expenses, future revenues and capital requirements;

● the success and timing of our preclinical studies and clinical trials;

● our ability to obtain and maintain regulatory approval of the product candidates we may develop, and the labeling under any approval we may obtain;

● regulatory developments in the United States and other countries;

● the performance of third-party manufacturers;

● our plans to develop and commercialize our product candidates;

● our ability to obtain and maintain intellectual property protection for our product candidates;

● the successful development of our sales and marketing capabilities;

● the potential markets for our product candidates and our ability to serve those markets;

● the rate and degree of market acceptance of any future products;

● the success of competing drugs that are or become available; and

● the loss of key scientific or management personnel.

The forward-looking statements in this Prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

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We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders and GHS. We will not receive any proceeds upon the sale of shares by the Selling Shareholders and GHS in this offering. However, we may receive gross proceeds of up to $20 million under the Purchase Agreement with GHS assuming that we sell and issue the full amount of our common stock that we have the right, but not the obligation, to sell and issue to GHS under the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

The principal purposes of this offering are to increase our capitalization and financial flexibility. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the Purchase Agreement. However, we currently intend to use the net proceeds primarily for general corporate purposes, including working capital, research and development, sales and marketing activities and capital expenditures. We may also use a portion of those net proceeds for the acquisition of, or investment in, technologies or businesses that complement our business, although we have no commitments or agreements to enter into any such acquisitions or investments. We will have broad discretion over the uses of those net proceeds. Pending these uses, we intend to invest those net proceeds in short-term, investment-grade money market funds.

DILUTION

“Dilution” as used herein represents the difference between the offering price per share of shares offered hereby and the net tangible book value per share of the Company’s common stock after completion of the offering. Dilution in the offering is primarily due to the losses previously recognized by the Company.

At an assumed purchase price of $1.88 (equal to 80% of the closing price of our common stock of approximately $2.35 on September 28, 2018), we will be able to receive up to $20,000,000 in gross proceeds, assuming the sale of the entire 10,638,298 shares being registered hereunder pursuant to the GHS Equity Financing Agreement.

The following information is based upon the Company’s unaudited balance sheet as filed in the Company’s Form 10-Q on August 14, 2018, for the period ended June 30, 2018:

The net tangible book value (deficit) of the Company at June 30, 2018 was ($187,108) or ($0.0012) per share. Net tangible book value represents the amount of total tangible assets less total liabilities. Assuming that 100% of the shares offered hereby were purchased by investors (a fact of which there can be no assurance) as of June 30, 2018, the then outstanding 172,043,298 shares of common stock, which would constitute all of the issued and outstanding equity capital of the Company, would have a net tangible book value $19,762,892 or approximately $0.11 per share.

Assuming a 50% decrease in the number of shares to be issued, based upon the purchase price of $1.88 (equal to 80% of the closing price of our common stock of $2.35 on August 30, 2018, we will be required to issue an aggregate of 5,319,149 shares of common stock, with net proceeds of $9,950,000 pursuant to the GHS Equity Financing Agreement.

Assuming a 75% decrease in the number of shares to be issued, based upon the purchase price of $1.88 (equal to 80% of the closing price of our common stock of $2.35 on August 30, 2018, we will be required to issue an aggregate of 2,659,574 shares of common stock, with net proceeds of $4,950,000 pursuant to the GHS Equity Financing Agreement.

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The dilution associated with the offering and each of the above scenarios is as follows:

	Offering	50% Decrease in Shares Issued	75% Decrease in Shares Issued

Offering price	$1.88	$1.88	$1.88
Net tangible book value (deficit) before Offering (per share)	$(0.0012)	$(0.0012)	$(0.0012)
Net tangible book value after Offering (per share)	$0.11	$0.06	$0.03
Dilution per share to investor	$1.77	$1.82	$1.85
Dilution percentage to investor	5.9%	3.2%	1.6%

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Public Market for Common Stock

On March 17, 2018, our common stock was approved for quotation on the OTC Markets under the symbol “NHEL”. The OTC Markets is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in over-the-counter equity securities. The OTC Markets securities are traded by a community of market makers that enter quotes and trade reports. This market is limited in comparison to the national stock exchanges and any prices quoted may not be a reliable indication of the value of our common stock.

On September 28, the closing price of our common stock reported on the OTC Markets was $2.35 per share. The following table sets forth, for each of the quarterly periods indicated, the high and low sales prices of our common stock, as reported on the OTCQB.

Year 2018	High Bid	Low Bid

Quarter Ended March 31, 2018	$5.00	$0.20
Quarter Ended June 30, 2018	2.00	1.20
Quarter Ended September 30, 2018	2.40	2.00
October 1 to November 8, 2018	2.42	2.00

As of November 8, 2018, there were approximately 71 shareholders of record of our 161,555,000 shares common stock based upon the shareholders’ listing provided by our transfer agent.

Dividends

We have never paid cash dividends on our common stock. We intend to keep future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our retained earnings deficit currently limits our ability to pay dividends.

Shares Available for Future Sale

Approximately 71% of all outstanding shares of our common stock are “restricted securities,” as that term is defined under Rule 144 promulgated under the Securities Act, because they were issued in a private transaction not involving a public offering. Accordingly, none of the outstanding shares of our common stock may be resold, transferred, pledged as collateral or otherwise disposed of unless such transaction is registered under the Securities Act or an exemption from registration is available. In connection with any transfer of shares of our common stock other than pursuant to an effective registration statement under the Securities Act, the Company may require the holder to provide to the Company an opinion of counsel to the effect that such transfer does not require registration of such transferred shares under the Securities Act.

Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, shell companies, like us, unless the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

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●

the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and

●	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

On February 1, 2018, the Company notified the SEC by through the filing of a Form 8-K that is was no longer a “shell” corporation. In view of this, any time after February 1, 2019, and assuming the Company has been current in its required filings pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, and all other requirements set forth above are met, shareholders may utilize Rule 144 for the sale of their shares.

Penny Stock Regulations

Our common stock is deemed to be “penny stock” as that term is generally defined in the Securities Exchange Act of 1934 to mean equity securities with a price of less than $5.00. Our shares thus will be subject to rules that impose sales practice and disclosure requirements on broker-dealers who engage in certain transactions involving a penny stock.

Under the penny stock regulations, a broker-dealer selling a penny stock to anyone other than an established customer or accredited investor must make a special suitability determination regarding the purchaser and must receive the purchaser’s written consent to the transaction prior to the sale, unless the broker-dealer is otherwise exempt. Generally, an individual with a net worth in excess of $1,000,000 or annual income exceeding $200,000 individually or $300,000 together with his or her spouse is considered an accredited investor. In addition, under the penny stock regulations the broker-dealer is required to:

Deliver, prior to any transaction involving a penny stock, a disclosure schedule prepared by the SEC relating to the penny stock market, unless the broker-dealer or the transaction is otherwise exempt;

Disclose commissions payable to the broker-dealer and our registered representatives and current bid and offer quotations for the securities;

Send monthly statements disclosing recent price information pertaining to the penny stock held in a customer’s account, the account’s value and information regarding the limited market in penny stocks; and

Make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction, prior to conducting any penny stock transaction in the customer’s account.

Because of these regulations, broker-dealers may encounter difficulties in their attempt to buy or sell shares of our common stock, which may affect the ability of selling stockholders or other holders to sell their shares in the secondary market and have the effect of reducing the level of trading activity in the secondary market. These additional sales practice and disclosure requirements could impede the sale of our common stock even if our common stock becomes publicly traded. In addition, the liquidity for our common stock may be decreased, with a corresponding decrease in the price of our common stock. Our shares are likely to be subject to such penny stock rules for the foreseeable future.

Repurchases of Equity Securities

None

Reports to Stockholders

We are currently subject to the information and reporting requirements of the Securities Exchange Act of 1934 and will continue to file periodic reports, and other information with the SEC. We intend to send annual reports to our stockholders containing audited financial statements.

Transfer Agent

Transhare Corporation, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760 is the registrar and transfer agent for the Company’s common stock.

Recent Sales of Unregistered Securities

None

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Prospectus. We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Our Current Business

We are incorporated in the State of Nevada on July 10, 2014 (inception date), and have developed and launched ourselves into the healthcare industry. We have plans to provide through our subsidiaries, retail nutritional supplements, organic foods, personal care, and other health care products. We are currently providing nutritional consulting services by offering a web based naturopathic learning management system that allows distributors, chiropractors and consumers to educate users with the health products related to various illnesses, and how the Company’s educational platform could be used to improve their general wellbeing.

From inception, through the date of this report, we have reported revenues and incurred expenses and accumulated operating losses, as part of our development activities. We recorded a net loss of $778,990 for the nine months ended June 30, 2018, working capital deficiency of $221,376, and an accumulated deficit of $897,456 at June 30, 2018.

We anticipate that we will need substantial working capital over the next 12 months to continue as a going concern and to expand our operations to distribute, sell and market naturopathic learning management system together with online learning courses. Our independent auditors have expressed substantial doubt as to the ability of the Company to continue as a going concern. Unless we are able to generate sufficient cash flows from operations and/or obtain additional financing, there is a substantial doubt as to the ability of the Company to continue as a going concern. We intend to make an equity offering of our common stock for the acquisition and operation expenses. If we cannot raise the required cash, we will issue additional shares of our common stock in lieu of cash.

Investment Agreement with GHS

On June 5, 2018, we entered into an investment agreement with GHS Investments, LLC, a Nevada limited liability company (“GHS”). Pursuant to the terms of the GHS Equity Financing Agreement, GHS committed to purchase up to $20,000,000 of our common stock over a period of up to twenty-four (24) months. From time to time during the twenty-four (24) months period commencing from the effectiveness of the registration statement, we may deliver a drawdown notice (“Drawdown Notice”) to GHS which states the dollar amount that we intend to sell to GHS on a date specified in the drawdown notice (“Drawdown Amount”). The maximum amount that the Company shall be entitled to drawdown to GHS shall be two hundred percent (200%) of average daily trading volume (U.S. market only) of the Common Stock during the ten (10) days preceding the Drawdown Notice, so long as such amount does render the Investor a holder of more than 9.99% of the outstanding Shares of the Company. The purchase price per share to be paid by GHS shall be calculated as a twenty percent (20%) discount to the lowest traded price of the Company Common Stock during the ten (10) consecutive trading days prior to the date the Drawdown Notice was submitted. We initially reserved 10,500,000 shares of our common stock for issuance under the GHS Equity Financing Agreement. The GHS Equity Financing Agreement is not transferable and any benefits attached thereto may not be assigned.

In connection with the GHS Equity Financing Agreement, we also entered into a registration rights agreement with GHS, pursuant to which we are obligated to file a registration statement with the Securities and Exchange Commission (the “SEC”) covering shares of our common stock underlying the GHS Equity Financing Agreement within 30 days after the date of the GHS Equity Financing Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC within 90 days after filing and maintain the effectiveness of such registration statement until termination of the GHS Equity Financing Agreement.

Results of Operations for the nine months ended June 30, 2018 and 2017

Our results of operations for the nine months ended June 30, 2018 and 2017 included the operations of the Company. We reported a net loss of $778,990 and a net loss of $34,935 applicable to the Company’s common stockholders for the nine months ended June 30, 2018 and 2017, respectively.

Revenue and Cost of Goods Sold

For the nine months ended June 30, 2018, and 2017, we recorded total revenues of $23,215 ($15,076 from related parties and $8,139 from third parties) and $0, respectively. Revenues recorded were from licensing fees and other software related revenues relating to web-based naturopathic learning management system and training provided to two customers and two related party affiliates in which our directors also hold the directors’ position. Cost of goods sold of $7,582 and $0 recorded represents the amortization cost of the web-based software purchased from a third party for the nine months ended June 30, 2018 and 2017, respectively.

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Operating Expenses

Operating expenses for the nine months ended June 30, 2018 and 2017 were $794,404 and $34,935, respectively. Operating expenses for the nine months ended June 30, 2018 consisted of the Company engaging outside consultants and business advisors for consulting fees totaling $145,240, loan commitment fees of $40,000 pursuant to equity financing agreement, legal and filing fees of $35,845 upon becoming a public reporting entity, stock compensation expense of $526,295 for grant of stock options to employees, directors and consultants, and $14,500 in dues and subscriptions for being a public company. Operating expenses for the nine months ended June 30, 2017 consisted of $19,052 in expenses for professional fees, $8,643 in filing fees for being a public company, and $7,240 for auditor’s fees.

Liquidity and Capital Resources

Cash and cash equivalents were $46,992 at June 30, 2018 as compared to $0 at September 30, 2017. As reported in the accompanying financial statements, we recorded a net loss of $778,990 for the nine months ended June 30, 2018. Our working capital deficit and accumulated deficit at June 30, 2018 was $221,376 and $897,456, respectively. These factors and our ability to raise additional capital to accomplish our objectives, raises doubt about our ability to continue as a going concern. We expect our expenses will continue to increase during the foreseeable future as a result of increased operational expenses and the development of our current business operations. We anticipate generating only minimal revenues over the next twelve months. Consequently, we are dependent on the proceeds from future debt or equity investments to sustain our operations and implement our business plan. If we are unable to raise sufficient capital, we will be required to delay or forego some portion of our business plan, which would have a material adverse effect on our anticipated results from operations and financial condition. There is no assurance that we will be able to obtain necessary amounts of capital or that our estimates of our capital requirements will prove to be accurate.

We presently do not have any significant credit available, bank financing or other external sources of liquidity. Due to our accumulated operating losses, our operations have not been a source of liquidity. We will need to acquire other profitable entities or obtain additional capital in order to expand operations and become profitable. In order to obtain capital, we may need to sell additional shares of our common stock or borrow funds from private lenders. There can be no assurance that we will be successful in obtaining additional funding.

To the extent that we raise additional capital through the sale of equity or convertible debt securities, the issuance of such securities may result in dilution to existing stockholders. If additional funds are raised through the issuance of debt securities, these securities may have rights, preferences and privileges senior to holders of common stock and the terms of such debt could impose restrictions on our operations. Regardless of whether our cash assets prove to be inadequate to meet our operational needs, we may seek to compensate providers of services by issuance of stock in lieu of cash, which may also result in dilution to existing shareholders. Even if we are able to raise the funds required, it is possible that we could incur unexpected costs and expenses, fail to collect significant amounts owed to us, or experience unexpected cash requirements that would force us to seek alternative financing.

No assurance can be given that sources of financing will be available to us and/or that demand for our equity/debt instruments will be sufficient to meet our capital needs, or that financing will be available on terms favorable to us. If funding is insufficient at any time in the future, we may not be able to take advantage of business opportunities or respond to competitive pressures or may be required to reduce the scope of our planned service development and marketing efforts, any of which could have a negative impact on our business and operating results.

Operating Activities

Net cash flows provided by operating activities for the nine months ended June 30, 2018 was $26,848 which resulted primarily from our net loss of $778,990, amortization of software costs of $7,582, loan commitment fees of $40,000, common stock valued at $105,000 issued to consultants for business advisory services, stock compensation expense of $526,295 for grant of stock options to employees, directors and consultants, and a net change in operating liabilities and assets of $126,961. Net cash flows used in operating activities for the nine months ended June 30, 2017 was $32,169 resulted due to the net loss of $34,935 and a net change in operating liabilities of $2,766.

Investing Activities

Net cash flows used in investing activities for the nine months ended June 30, 2018 were primarily due to the purchase of web-based computer software of $41,850. We did not record any cash flows in investing activities during the nine months ended June 30, 2017.

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Financing Activities

Net cash flows provided by financing activities for the nine months ended June 30, 2018 was $61,994, consisting of $20,770 in cash proceeds received from an affiliate for our working capital needs, $500 in cash proceeds received from a director to open our bank account, cash received from sale of common stock of $260, and cash received from shareholders for stock subscription of $40,464. Net cash flows provided by financing activities for the nine months ended June 30, 2017 was $32,169 primarily due to the cash received of $8,526 as loan from a director and cash received from shareholders amounting to $23,643.

As a result of the above activities, we experienced a net increase in cash of $46,992 for the nine months ended June 30, 2018, and $0 for the nine months ended June 30, 2017. We expect that working capital will continue to be funded through a combination of our existing sales and further issuance of securities or obtaining financing. Our ability to continue as a going concern is still dependent on our success in obtaining additional financing from investors or from sale of our common shares.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our financial statements which we have prepared in accordance with U.S. generally accepted accounting principles. In preparing our financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. We have identified the following accounting policies that we believe require application of management’s most subjective judgments, often requiring the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Our actual results could differ from these estimates and such differences could be material.

While our significant accounting policies are described in more details in Note 2 of our annual financial statements included in our Annual Report filed with the SEC on December 28, 2017, we believe the following accounting policies to be critical to the judgments and estimates used in the preparation of our financial statements.

JOBS Act Accounting Election

We are an “emerging growth company,” as defined in the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves of this exemption from new or revised accounting standards, and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Off-Balance Sheet Arrangements

We have not engaged in any off-balance sheet arrangements as defined in Item 303(c) of the SEC’s Regulation S-B. We did not have any relationships with unconsolidated organizations or financial partnerships, such as structured finance or special-purpose entities that would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Recent Accounting Pronouncements

We have implemented all new accounting pronouncements that are in effect and that may impact our financial statements and do not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on our financial position or results of operations.

Results of Operation for the Years Ended September 30, 2017 and 2016

We have incurred losses for the years ended September 30, 2017 and 2016, respectively. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.  We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities.

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Our net loss for the fiscal year ended September 30, 2017 was $89,359 compared to a net loss of $20,197 for the fiscal year ended September 30, 2016. We did not earn revenues during the year ended September 30, 2017 as compared to revenues of $1,995 earned for the year ended September 30, 2016.

For the year ended September 30, 2017, operating expenses were $89,359 consisting of professional fees of $63,278, filing fees of $9,093 and general and administrative expenses of $16,988, compared to operating expenses of $22,192 for the year ended September 30, 2016, consisting of professional fees of $20,905 and general and administrative charges of $1,287. Expenses incurred during the year ended September 30, 2017 compared to the year ended September 30, 2016 increased primarily due to the increased scale and scope of business operations, as well as an increase in professional fees associated with our initial public offering.

Liquidity and Capital Resources

As of September 30, 2017, our total assets were $0 and our total liabilities were $80,137 consisting of advance from an affiliate. As of September 30, 2016, our total assets were $696 consisting of prepaid expenses and our total liabilities were $5,703 consisting of advance from our director.

Stockholders' deficit increased from $5,007 as of September 30, 2016 to $80,137 as of September 30, 2017 primarily due to the increase in loss for the year ended September 30, 2017.

Cash Flows from Operating Activities

As of September 30, 2017, we have not generated positive cash flows from operating activities. For the year ended September 30, 2017, net cash flows used in operating activities was $88,663 consisting of net loss of $89,359 and decrease in prepaid expense of $696. For the year ended September 30, 2016, net cash flows used in operating activities were $20,893 principally due to the net loss of $20,197 and increase in prepaid expense of $696.

Cash Flows from Financing Activities

We have financed our operations primarily from the sale of our common stock and advances from our affiliate and directors of our Company. For the year ended September 30, 2017, net cash provided by financing activities was $88,663 primarily from cash advances from an affiliate of $80,137 and cash advance from our director of $8,526.   For the year ended September 30, 2016, cash flows provided by financing activities was $20,466, consisting of cash proceeds of $20,100 from the sale of our common stock and cash advances of $366 received from our director.

Plan of Operation and Funding

We expect that working capital requirements will continue to be funded through a combination of our existing funds and further issuances of securities. Our working capital requirements are expected to increase in line with the growth of our business.

Existing working capital, further advances and anticipated cash flow are not expected to be adequate to fund our operations. We have no lines of credit or other bank financing arrangements.  Generally, we have financed operations to date through the proceeds of the private placement of equity and advances from directors. In connection with our business plan, management anticipates additional increases in operating expenses and capital expenditures relating to: (i) acquisition of software; (ii) developmental expenses associated with a start-up business; and (iii) marketing expenses. We intend to finance these expenses with further issuances of securities, and debt issuances. Thereafter, we expect we will need to raise additional capital and generate revenues to meet long-term operating requirements. Additional issuances of equity or convertible debt securities will result in dilution to our current shareholders. Further, such securities might have rights, preferences or privileges senior to our common stock. Additional financing may not be available upon acceptable terms, or at all. If adequate funds are not available or are not available on acceptable terms, we may not be able to take advantage of prospective new business endeavors or opportunities, which could significantly and materially restrict our business operations.

Material Commitments

We do not have any material commitments.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve months.

Off-Balance Sheet Arrangements

As of the date of this Annual Report, we do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors.

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Going Concern

The independent auditors' reports accompanying our September 30, 2017 and September 30, 2016 financial statements contains an explanatory paragraph expressing substantial doubt about our ability to continue as a going concern.  The financial statements have been prepared "assuming that we will continue as a going concern," which contemplates that we will realize our assets and satisfy our liabilities and commitments in the ordinary course of business.

SELLING SHAREHOLDERS

This prospectus relates to the resale of up to 1,974,500 shares of our common stock by the Selling Stockholders and the possible resale by GHS of 10,638,298 shares of common stock that may be issued to GHS pursuant to the Purchase Agreement. We are filing the registration statement, of which this prospectus forms a part, pursuant to the provisions of the agreements executed in connection with GHS’s agreement to purchase the shares.

Pursuant to the Registration Rights Agreement, which we entered into with GHS dated June 5, 2018 concurrently with our execution of the Purchase Agreement, we agreed to provide certain registration rights with respect to sales by GHS of the shares of our common stock that may be issued to GHS under the Purchase Agreement.

GHS, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold or may sell to them. GHS may sell some, all or none of their shares. We do not know how long GHS will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with GHS regarding the sale of any of the shares.

The following table presents information regarding the Selling Sharehholders and GHS and the shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Shareholders and GHS and reflects their holdings as of September 14, 2018. Except as described herein, neither any of the Selling Shareholders, GHS nor any of their respective affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. References to any Selling Shareholders in this prospectus includes such persons and any of their respective donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from such persons as a gift, pledge or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 161,555,000 shares of our common stock actually outstanding as of October 25, 2018.

To our knowledge and except as noted below, none of the Selling Shareholders has, or within the past three years has had, any position, office or other material relationship with us or any of our predecessors or affiliates.

The following table sets forth the name of the Selling Shareholders, the number of shares of common stock beneficially owned by the Selling Shareholders as of the date of this prospectus and the number of shares being offered for sale by the Selling Shareholders.

	BEFORE OFFERING			AFTER OFFERING
NAME	NUMBER OF SHARES OWNED	PERCENT OF CLASS (1)	SHARES OFFERED FOR SALE	NUMBER OF SHARES OWNED	PERCENT OF CLASS
ANG YEW CHUAN	25,000	0.02%	2,500	22,500	*
CHEN GUIDI	100,000	0.06%	10,000	90,000	*
CHIA BEE WAH	100,000	0.06%	10,000	90,000	*
CHIN TAT LIM	25,000	0.02%	2,500	22,500	*
CICELIA LAU SUAN CAK	155,000	0.10%	10,000	145,000	*
DR WONG KOOI SIN	25,000	0.02%	2,500	22,500	*
FANG WEI FENG	100,000	0.06%	10,000	90,000	*
GU SHAO CHENG	130,000	0.08%	10,000	120,000	*
HEAH CHOON WEE	80,000	0.05%	8,000	72,000	*
HUANG WEN YU	25,000	0.02%	2,500	22,500	*
HUANG YU MEI	25,000	0.02%	2,500	22,500	*
JEFFREY CHUNG SHEUN THAI	105,000,000	64.99%	300,000	104,700,000	64.81%
JIANG WEN LIN	25,000	0.02%	2,500	22,500	*
JUSTINE LIAU JING CHENG	100,000	0.06%	10,000	90,000	*
KEK LAI CHOO	6,382,500	3.95%	100,000	6,282,500	3.89%

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KWOK KIN TUNG	105,000	0.06%	10,000	95,000	*
LAI LI FONG	5,070,000	3.14%	100,000	4,970,000	3.08%
LAU CHOON CHOON	25,000	0.02%	2,500	22,500	*
LEE SENG BEE	25,000	0.02%	2,500	22,500	*
LEONG KON FATT	3,780,000	2.34%	100,000	3,680,000	2.28%
LI YING	25,000	0.02%	2,500	22,500	*
LIAU KIAN YIAN	500,000	0.31%	10,000	490,000	*
LIM CHENG LI	25,000	0.02%	2,500	22,500	*
LIM ENG SOON	25,000	0.02%	2,500	22,500	*
LIM KAR LOONG	500,000	0.31%	10,000	490,000	*
LIM SEE WENG	105,000	0.06%	10,000	95,000	*
LIM YE HAN	125,000	0.08%	10,000	115,000	*
LIU SI MING	100,000	0.06%	10,000	90,000	*
LOO CHEE SEONG	350,000	0.22%	10,000	340,000	*
LOO LIAN LAY	25,000	0.02%	2,500	22,500	*
LOW SENG LAI	100,000	0.06%	10,000	90,000	*
MOK MUN KHEONG	25,000	0.02%	2,500	22,500	*
NG KONG SOON	25,000	0.02%	2,500	22,500	*
NG SIEW HONG	25,000	0.02%	2,500	22,500	*
ONG BAN LEONG	80,000	0.05%	8,000	72,000	*
PANG CHOU OON	500,000	0.31%	10,000	490,000	*
QUEK SEOW YUEN	5,400,000	3.34%	100,000	5,300,000	*
SEE HWA LOOI	25,000	0.02%	2,500	22,500	*

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SOO SWEE KIM	110,000	0.07%	10,000	100,000	*
TAN BEE HONG	25,000	0.02%	2,500	22,500	*
TAN SEW HOE	25,000	0.02%	2,500	22,500	*
TAN SIAM HOON	25,000	0.02%	2,500	22,500	*
TAN YONG HUAT	50,000	0.03%	8,000	42,000	*
TANG CHOONG LEE	25,000	0.02%	2,500	22,500	*
TEE CHUEN MENG (2)	9,615,000	5.95%	200,000	9,415,000	5.83%
THONG NAI HING	25,000	0.02%	2,500	22,500	*
WONG AH KEONG	80,000	0.05%	8,000	72,000	*
WOO WAI LAM	25,000	0.02%	2,500	22,500	*
YAP KEAN WEI	25,000	0.02%	2,500	22,500	*
ZHAO YAN LING	25,000	0.02%	2,500	22,500	*
ZHOU YU HONG	25,000	0.02%	2,500	22,500	*
H2N LCC	500,000	0.31%	100,000	400,000	*
JUDY LEE (2)	50,000	0.03%	10,000	40,000	*
Shining Star Solution Limited (3)	10,050,000	6.22%	700,000	9,350,000	5.79%
LAI KAH WAI	105,000	0.06%	10,000	95,000	*
GHS Investments LLC (4)	-0-	-0-	-0-	-0-	-0-
TOTALS	150,047,500(4)		1,974,500	148,073,000

(1)	Based on 161,555,000 shares of common stock outstanding as of the date of this prospectus.
(2)	Director and/or officer of the Company.

(3)	Chun Huan Khoy and Chan Pei Pei are the shareholders and directors of Shining Star. They are not related to any officer or director of the Company .
(4)	Does not include 10,638,298 shares issuable pursuant to and Equity Purchase Agreement Between the Company and GHA Investments LLC (“GHS”). Matthew L Schissler, Sarfraz Hajee and Mark Grober are equal partners in GSH and have the voting control.

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PLAN OF DISTRIBUTION

We are registering the shares of common stock issuable to the selling shareholders to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to the registration of the shares of common stock.

The selling shareholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be affected in transactions, which may involve crosses or block transactions. The selling shareholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Other than GHS Investments, the selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(a)(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. If the selling shareholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling shareholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this registration statement, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with applicable rules of the Financial Industry Regulatory Authority, or FINRA.

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Other than GHS Investments LLC, in connection with sales of the shares of common stock or otherwise, and unless limited by any contractual arrangements with us, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume and the selling shareholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the SEC, the selling shareholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling shareholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling shareholders have been advised that they may not use shares registered pursuant to this registration statement to cover short sales of our common stock made prior to the date the registration statement is declared effective by the SEC.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this registration statement or any amendment to this registration statement under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this registration statement. The selling shareholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this registration statement. The GHS Equity Financing Agreement is not transferable and any benefits attached thereto may not be assigned.

The selling shareholders and any broker-dealer or agents participating in the distribution of the shares of common stock offered hereby may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(a)(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including without limitation, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Exchange Act.

Except as noted under the caption “Selling Shareholders” above, each selling shareholder has informed us that it is not a registered broker-dealer and does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock. Upon being notified in writing by a selling shareholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling shareholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with in all respects.

Each selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling shareholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We may indemnify the selling shareholders against certain liabilities, including some liabilities under the Securities Act, in accordance with the agreements with the selling shareholders, or the selling shareholders may be entitled to contribution.

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DESCRIPTION OF CAPITAL STOCK

The following summary is a description of the material terms of our capital stock and is not complete. You should also refer to the Company’s. certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and the applicable provisions of the Nevada Corporation Law.

Our amended certificate of incorporation authorizes us to issue up to 500,000,000 shares of common stock, par value $0.001 per share.

Common Stock

Shares of our common stock have the following rights, preferences and privileges:

Voting

Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Any action at a meeting at which a quorum is present will be decided by a majority of the voting power present in person or represented by proxy, except in the case of any election of directors, which will be decided by a plurality of votes cast. There is no cumulative voting.

Dividends

Holders of our common stock are entitled to receive dividends when, as and if declared by the our board of directors out of funds legally available for payment, subject to the rights of holders, if any, of any class of stock having preference over the common stock. Any decision to pay dividends on our common stock will be at the discretion of our board of directors. Our board of directors may or may not determine to declare dividends in the future. See “Dividend Policy.” The board’s determination to issue dividends will depend upon our profitability and financial condition any contractual restrictions, restrictions imposed by applicable law and the SEC, and other factors that our board of directors deems relevant.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution or winding up of the company, the holders of our common stock will be entitled to share ratably on the basis of the number of shares held in any of the assets available for distribution after we have paid in full, or provided for payment of, all of our debts and after the holders of all outstanding series of any class of stock have preference over the common stock, if any, have received their liquidation preferences in full.

Limitations on Liability and Indemnification of Officers and Directors

Our certificate of incorporation and bylaws limit the liability of our officers and directors and provide that we will indemnify our officers and directors, in each case, to the fullest extent permitted by the Nevada Revised Statutes.

THE BUSINESS AND BUSINESS PLAN

Background

The Company is a development stage company and has limited operating history and is expected to experience losses in the near term.

Natural Health Farm Holdings Inc. (“ NHEL”) is a Nevada based corporation established in 2014 under the name Amber Group Inc. The Company was established with the idea of online travel portal and the business proved not profitable and in 2017 it changed the nature of business and its name to Natural Health Farm Holdings, Inc.

NHEL is a biotechnology company aiming to establish a complete healthcare eco-system based on natural or naturopathic products.

As of May 2018 the Company has developed and started to commercialize the Naturopathic Learning Management System to enable both consumers and distributors of naturopathic products to educate themselves on various diseases and natural based diagnoses.

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In the quest to design and build a complete healthcare naturopathic eco-system the company plans to establish or acquire a number of business units namely:

1. Research & Development Facility. This business unit shall develop new products as well as conduct a number of product tests such as safety and reliability test. In addition to that this business unit shall focus on planting unique species of mushrooms for medicinal use.

2. Manufacturing and Production Facility. This Business unit shall mass-produce the products developed by the research and development unit for South-East Asian, Middle East, Australian, European and North American markets.

3. Marketing and Distribution System. This business unit shall focus on developing an omni-channel distribution system that would consist of ecommerce platform, retail outlets, malty-level marketing system. The company plans to franchise the distribution system to scale to global markets.

4. Naturopathic Academy and College. The company plans to obtain necessary permits to operate its own academy to train and nutritionists and professionals with diploma as well as other recognized qualifications. The graduates shall be employed by the company`s marketing and distribution system to provide our customers with scientific approach to health and nutrition and professional guidance to their quest to healthier life. The company shall work with other healthcare providers to ensure employment opportunities for all our graduates.

Natural Health Farm Holdings Inc – NHEL- exists to enable healthier life for everyone and we believe that a complete healthcare eco-system from farm, research & development, manufacturing, distribution and professional support is necessary of consumers and shall make Natural Health Farm Holdings Inc – NHEL- a global player in this industry.

The company aims to become one stop naturopathic healthcare provider by owning the entire value chain of a biotechnology homeopathic natural healthcare. To achieve this the company has currently developed its own learning management system and its content library and is in process of acquiring and or developing the following aspects of naturopathic healthcare facilities:

•	Research and Development Facility. This facility shall do research and development as well as new product development for homeopathic supplements and vitamins. The facility shall conduct the product tests required by regulators and quality standards.

•	Manufacturing facility shall manufacture and do packaging of the products that the company aims to market within its portfolio.

•	Distribution network of the product shall consist of multiple channels such as retail outlets, franchisees, distributor or partner shops, online website and multi-level marketing distribution system.

•	Education and Placement services. The company believes that having a sophisticated and modern approach to distribution of naturopathic healthcare products is important to gain competitive advantage. Therefore having qualified and well trained nutritionists is important. The company plans to set up its own academy to offer qualifications in health and nutrition and graduates will be employed within the company distribution system and offer them to the industry.

Marketing

In order to become competitive in the healthcare industry the Company has taken steps to establish and number of digital marketing channels namely:

1.	Website. This is an effective marketing and branding tool for customers, employees and investors as well as the public educations. The company has completed its website and updates it regularly.

2.	Social media channels. The Company has set up major social media channels such as facebook, linkedin and twitter. The Company has established its own YouTube channel as well. These social media channels are linked and integrated with the website.

3.	Network marketing distribution system is an essential part of marketing strategy of the Company. Upon obtaining the necessary multi level marketing license the company plans to recruit and train the network marketers who would promote and educate customers of our products.

4.	Digital and analog advertising. Upon completion of the infrastructure and product mix the company shall make the required adverting investment in both digital and analog advertising.

Global Homeopathy Product Market

The global market for homeopathy products has substantially incresed in the past few years, with sales of amounting to billions of dollars in key regions such as Europe, North America, Asia Pacific, and Middle East and Africa. Aversion to allopathic medicines, a constant rise in demand for convenient dosages of a variety of medicines, and an increase in consumer confidence about alternate treatment methodologies are all significantly fueling the market growth.

24

Furthermore, with the growing amount of disposable income available with individuals, especially from developing regions, the expenditure on the global homeopathy products market has substantially increased over the past few years. This factor is expected to continue benefitting the market due to a lot of homeopathy medicines being reasonably priced but often not being covered by insurance.

Transparency Market Research estimates that the global homeopathy product market will exhibit a promising 18.2% CAGR over the period between 2016 and 2024. If the number holds true, the market, which valued at US$3,867.7 mn in 2015, is expected to reach US$17,486.2 mn by 2024.

Demand for Convenient Dosages to Bolster Demand for Homeopathic Products in Dilution Form

On the basis of product type, the study examines homeopathy medicine varieties in forms such as tablet, tincture, biochemics, dilutions, and ointments. Of these, the dilutions segment is anticipated to account for US$6,253.9 mn by 2024, registering a substantially high Compound Annual Growth Rate (“CAGR”) of 17.8% over the forecast period. The high demand for homeopathy products in dilutions form can be attributed to the increasing demand for convenient dosage forms. The segment is estimated to account for the dominant share of 36.8% in the global homeopathy product market by 2016 end but is expected to decrease to 35.8% by 2024.

The tincture segment is expected to follow closely with a value share of 19.5% by 2024 and a CAGR of 17.8% over the period between 2016 and 2024. The segment of ointments is expected to be the most promising in terms of future growth prospects. The study states that the market for homeopathy ointments will exhibit a CAGR of 19.8% from 2016 through 2024, accounting for nearly 12% of the overall market by 2024.

Market in Middle East and Africa to Witness Most Promising Growth

On the basis of geography, the market for homeopathy products in Europe is projected to remain dominant in the global market throughout the forecast period. Homeopathic product in Europe region is estimated to account for the most significant share of 37.9% in 2016, which is expected to decrease to 36.4% by 2024.

25

The market for homeopathic products is expected to witness a robust growth in the Asia Pacific region owing to increasing population and demand for alternative low cost medicines. The regional market is expected to exhibit a strong CAGR of 18.9% over the forecast period. It is also expected to benefit from rising online sales of homeopathic products and intense competition among homeopathic product manufacturers across key developing and developed countries in the region.

The homeopathy products market in Middle East and Africa projected to be the one with the most promising growth rate in the near future, an estimated 21.1% CAGR from 2016 through 2024. The MEA region has witnessed rapid increase in disposable income over the last few years and this has subsequently led to an increase in the number of consumers able to pay for homeopathy product.

The report also profiles some of the leading homeopathic products manufacturers operating in the global homeopathic products market. Key market players featured in the report include Boiron Group, Biologische Heilmittel Heel GmbH, A Nelson & Co Ltd, GMP Laboratories of America, Inc., Standard Homeopathic Company (Hyland's, Inc.), Washington Homeopathic Products, Inc., Homeocan inc., Hahnemann Laboratories, Inc., Mediral International Inc., and Ainsworths Ltd.

Competition

Almost all of our competitors are larger, have greater resources and our more well known than the Company Some of our competitors are either publicly traded or are divisions of publicly-traded companies, and they enjoy several competitive advantages, including:

•	significantly greater name recognition;

•	established relations with healthcare professionals, customers and third-party payors;

•	established distribution networks;

•	Additional lines of products, and the ability to offer rebates or bundle products to offer higher discounts or incentives to gain a competitive advantage;

•	greater experience in conducting research and development, manufacturing, clinical trials, obtaining regulatory approval for products and marketing approved products; and

•	greater financial and human resources for product development, sales and marketing, and patent litigation.

Some of our other non-publicly traded competitors also enjoy these competitive advantages. As a result, we cannot assure that we will be able to compete effectively against these companies or their products.

Description of Property

The Company owns no real estate. We currently maintain our corporate office at 20 North Orange Ave., Suite 1100, Orlando, Florida 32801. We believe that this current office space is adequate for our current operations and we do not anticipate that we will require any additional office space in the foreseeable future.

Employees

Currently the Company has no employees other than its President/CEO and Secretary who devote approximately 65% and 50%, respectively, of their time to the business of the Company.

Jumpstart Our Business Startups Act

In April 2012, the Jumpstart Our Business Startups Act (“JOBS Act”) was enacted into law. The JOBS Act provides, among other things: Exemptions for emerging growth companies from certain financial disclosure and governance requirements for up to five years and provides a new form of financing to small companies; Amendments to certain provisions of the federal securities laws to simplify the sale of securities and increase the threshold number of record holders required to trigger the reporting requirements of the Securities Exchange Act of 1934; Relaxation of the general solicitation and general advertising prohibition for Rule 506 offerings; Adoption of a new exemption for public offerings of securities in amounts not exceeding $50 million; and Exemption from registration by a non-reporting company offers and sales of securities of up to $1,000,000 that comply with rules to be adopted by the SEC pursuant to Section 4(6) of the Securities Act and such sales are exempt from state law registration, documentation or offering requirements. In general, under the JOBS Act a company is an emerging growth company if its initial public offering (“IPO”) of common equity securities was affected after December 8, 2011 and the company had less than $1 billion of total annual gross revenues during its last completed fiscal year. A company will no longer qualify as an emerging growth company after the earliest of

(i)	the completion of the fiscal year in which the company has total annual gross revenues of $1 billion or more,
(ii)	the completion of the fiscal year of the fifth anniversary of the company’s IPO;
(iii)	the company’s issuance of more than $1 billion in nonconvertible debt in the prior three-year period; or
(iv)	the company becoming a “larger accelerated filer” as defined under the Securities Exchange Act of 1934.

26

The Company meets the definition of an emerging growth company will be affected by some of the changes provided in the JOBS Act and certain of the new exemptions. The JOBS Act provides additional new guidelines and exemptions for non-reporting companies and for non-public offerings. Those exemptions that impact the Company are discussed below.

Financial Disclosure. The financial disclosure in a registration statement filed by an emerging growth company pursuant to the Securities Act of 1933 will differ from registration statements filed by other companies as follows:

(i)	audited financial statements required for only two fiscal years;
(ii)	selected financial data required for only the fiscal years that were audited;
(iii)	executive compensation only needs to be presented in the limited format now required for smaller reporting companies. (A smaller reporting company is one with a public float of less than $75 million as of the last day of its most recently completed second fiscal quarter)

However, the requirements for financial disclosure provided by Regulation S-K promulgated by the Rules and Regulations of the SEC already provide certain of these exemptions for smaller reporting companies. The Company is a smaller reporting company.

Currently a smaller reporting company is not required to file as part of its registration statement selected financial data and only needs audited financial statements for its two most current fiscal years and no tabular disclosure of contractual obligations.

The JOBS Act also exempts the Company’s independent registered public accounting firm from complying with any rules adopted by the Public Company Accounting Oversight Board (“PCAOB”) after the date of the JOBS Act’s enactment, except as otherwise required by SEC rule.

The JOBS Act also exempts an emerging growth company from any requirement adopted by the PCAOB for mandatory rotation of the Company’s accounting firm or for a supplemental auditor report about the audit.

Internal Control Attestation. The JOBS Act also provides an exemption from the requirement of the Company’s independent registered public accounting firm to file a report on the Company’s internal control over financial reporting, although management of the Company is still required to file its report on the adequacy of the Company’s internal control over financial reporting.

Section 102(a) of the JOBS Act goes on to exempt emerging growth companies from the requirements in 1934 Act § 14A(e) for companies with a class of securities registered under the 1934 Act to hold shareholder votes for executive compensation and golden parachutes.

Other Items of the JOBS Act. The JOBS Act also provides that an emerging growth company can communicate with potential investors that are qualified institutional buyers or institutions that are accredited to determine interest in a contemplated offering either prior to or after the date of filing the respective registration statement. The Act also permits research reports by a broker or dealer about an emerging growth company regardless if such report provides sufficient information for an investment decision. In addition, the JOBS Act precludes the SEC and FINRA from adopting certain restrictive rules or regulations regarding brokers, dealers and potential investors, communications with management and distribution of a research reports on the emerging growth company IPO.

Section 106 of the JOBS Act permits emerging growth companies to submit 1933 Act registration statements on a confidential basis provided that the registration statement and all amendments are publicly filed at least 21 days before the issuer conducts any road show. This is intended to allow the emerging growth company to explore the IPO option without disclosing to the market the fact that it is seeking to go public or disclosing the information contained in its registration statement until the company is ready to conduct a road show.

Election to Opt Out of Transition Period. Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a 1933 Act registration statement declared effective or do not have a class of securities registered under the 1934 Act) are required to comply with the new or revised financial accounting standard.

The JOBS Act provides a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of the transition period.

Legal Proceedings

There are no pending, threatened or actual legal proceedings in which the Company is a party.

Subsidiaries-The Company has no subsidiaries.

27

MANAGEMENT

Directors and Executive Officers

The name, address and position of our present officers and directors are set forth below:

Name and Address of Executive
Officer and/or Director	Age	Position

Tee Chuen Meng 20 North Orange Ave., Suite 1100 Orlando, Florida 32801	37	President, Treasurer and Director

Judy Lee 20 North Orange Ave., Suite 1100 Orlando, Florida 32801	50	Director

Patricia Yeoh 20 North Orange Ave., Suite 1100 Orlando, Florida 32801	34	Secretary

BIOGRAPHICAL INFORMATION AND BACKGROUND OF OFFICER AND DIRECTOR

Mr. Tee Chuen Meng, age 37, is the Chief Executive Officer and Director of NHF Group of Companies. Natural Health Farm Group of Companies controls several companies in the natural health industry throughout Malaysia, China and other countries.  Mr. Meng has been navigating these companies for over 5 years expanding it to 70 retail stores in several countries. Mr. Meng is also the Senior Physician for Natural Health Naturopathics Centre.

Mr.  Meng received an MBA from the University of South Australia achieving the Chancellor List in 2010. He attended University of Technology in Malaysia and also received a Diploma of Diet & Nutrition from the International Therapy Examination Council. Mr. Meng’s qualifications and management experience makes him a perfect fit for this position and to lead the Company in future.

Mr. Meng continues to serve as Director, President, CEO and CFO of the Company. There was no disagreement between the Company and Mr. Meng regarding his resignation as our Chairman and as our Secretary.

Subsequent to September 30, 2017, the following two persons were appointed as Directors and/or officer on November 28, 2017:

Judy Lee, age 50, holds a B.S. in Acupuncture and Oriental Medicine. She completed an advanced course at Guangzhou University of Chinese Medicine.  She operates and owns a health consultation and nutritional business in the United States of America. She is a certified Nutrition Consultant and licensed Acupuncturist.  Ms. Lee teaches at Oriental Medical Institute in California, and Naturopathic Academy in Malaysia. Ms. Lee is a Member of the American Naturopathic Medical Association and a Member of the American Association of Nutrition. She is also certified by the American Naturopathic Medical Certification Board.

Patricia Yeoh, age 34, is the Secretary and current Investor Relations Officer of the Company. With more than 10 years of working experience, Patricia exposed herself in various industries, including IT services, Digital Imaging, FMCG, F&B and E-commerce. She started her career as an Event Operations Manager and senior client partner executive in few marketing agencies, servicing several MNCs customers. Thereafter she joined LINE+ Corporations as Public Relations Manager for Malaysia market for more than 2 years, then another year as Public Relations & Marketing Manager in Lelong.my. She was then working with NHF subsidiaries in Australia as a special project officer. Ms. Yeoh attended Edith Cowan University, Australia, where she received a B. Comm. Degree.

There were no understandings between the Company and either Tee Chuen Meng or Judy Lee concerning their respective appointments as Director.

During the past ten years, none of our present executive officers or directors have been the subject of the following events:

1.	A petition under the Federal bankruptcy laws or any state insolvency law was filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he was a general partner at or within two years before the time of such filing, or any corporation or business association of which he was an executive officer at or within two years before the time of such filing;

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2.	Convicted in a criminal proceeding or is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	The subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from, or otherwise limiting, the following activities; associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

•	(i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or
•	(ii) Engaging in any type of business practice; or
•	(iii) Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	The subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph 3 (i) in the preceding paragraph or to be associated with persons engaged in any such activity;

5.	Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

8.	Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Family Relationships

There are no family relationships among our directors or executive officers.

CODE OF ETHICS

We have not yet adopted a code of ethics that applies to our sole officer and directors, or persons performing similar functions because we are in the start-up phase and are in the process of establishing our operations. We plan to adopt a code of ethics as and when our Company grows to a sufficient size to warrant such adoption.

AUDIT COMMITTEE

We have not established an audit committee as at the date of this registration statement, nor do we have plans to establish an audit committee until such time as we have established our full operations and retained sufficient independent directors as members of our board of directors willing to be appointed to the audit committee and carry out the customary functions of an audit committee.

DIRECTOR NOMINEES

We do not have a nominating committee. Our directors will in the future select individuals to stand for election as members of our board of directors.  The Company does not have a policy with regards to the consideration of any director candidates recommended by our security holders. Our board has determined that it is in the best position to evaluate our Company's requirements as well as the qualifications of each candidate when it considers a nominee for a position on our board.

29

AUDIT COMMITTEE AND AUDIT COMMITTEE FINANCIAL EXPERT

We do not currently have an audit committee or a committee performing similar functions. The board of directors as a whole participates in the review of financial statements and disclosure.

EXECUTIVE COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our President, and Secretary (collectively, the "Named Executive Officer") from inception on July 10, 2014 until September 30, 2016 and for the years ended September 30, 2017 and 2018:

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Vadims Furss,	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Former President, Treasurer	2017 2018	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0— 0-

Tee Chuen Meng	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
President, Treasurer	2017 2018	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-	-0- -0-

There are no current employment agreements between the Company and any of its officers and/or directors. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

CHANGE OF CONTROL

As of August 31, 2018, we had no pension plans or compensatory plans or other arrangements that provide compensation in the event of a termination of employment or a change in our control.

Outstanding Equity Awards at August 31, 2018

Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: Number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date

Tee Chuen Meng	100,000			1.50	May 30, 2023
Judy Lee	50,000			1.50	May 30, 2023
Patricia Yeoh Sin Tze	50,000			1.50	May 30, 2023

Stock Option Plan

On May 30, 2018, the Board of Directors authorized and approved the 2018 Non-Qualified Stock Option Plan (the “2018 Plan) and reserved 10,000,000 shares of the Company’s common stock intended to be issued to selected officers, directors, consultants and key employees provided that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities. The Company filed a Registration Statement with the SEC on May 31, 2018 disclosing formation of 2018 Plan.

On May 30, 2018, the Board granted stock options under the 2018 Plan to two directors, an officer and an employee, and three independent consultants to purchase up to 450,000 shares of common stock with a five-year term. The stock options vested immediately upon the issuance date. The exercise price of the stock options to purchase common stock was at $1.50 per share, and the quoted market price of the Company stock on the grant date was $1.70. The option to purchase common stock expires on May 30, 2023.

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The following table provides information with respect to options outstanding under our Plan:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	-0-	$-0-	-0-
Equity compensation plans not approved by security holders	10,000,000	1.50	9,550,000
Total	10,000,000	$1.50	9,550,000

The purpose of our Plan is to attract and retain directors, officers, consultants, advisors and employees whose services are considered valuable, to encourage a sense of proprietorship and to stimulate an active interest of such persons in our development and financial achievements. The Plan will be administered by the Compensation Committee of our Board of Directors, once established, or by the full board, which may determine, among other things, the (a) terms and conditions of any option or stock purchase right granted, including the exercise price and the vesting schedule, (b) persons who are eligible to receive options and stock purchase rights and (c) the number of shares to be subject to each option and stock purchase right. The types of equity awards that may be granted under the Plan are: (i) incentive stock options (“ISOs”) and non-incentive stock options (“Non-ISOs”); (ii) share appreciation rights (“SARs”); (iii) restricted shares, restricted share units (which are shares granted after certain vesting conditions are met) and unrestricted shares; (iv) deferred share units; and (v) performance awards.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides certain information regarding the ownership of our common stock, as of the date of this Prospectus:

     *    each of our executive officers;

     *    each director;

     *    each person known to us to own more than 5% of our outstanding common stock; and

     *    all of our executive officers and directors and as a group.

Title of Class	Name Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage

Common Stock	Tee Chuen Meng 20 North Orange Ave., Suite 1100, Orlando, Florida 32801	9,715,000 shares common stock (direct) (1)	5.9%

Common Stock	Jeffrey Chung Sheun Thai 20 North Orange Ave., Suite 1100, Orlando, Florida 32801	105,000,000 share of common stock (direct)	65.1%
Common Stock	Judy Lee 20 North Orange Ave., Suite 1100, Orlando, Florida 32801	50,000 shares of common stock direct (2)	*
Common Stock	Patricia Yeoh 20 North Orange Ave., Suite 1100, Orlando, Florida 32801	-0-
Common Stock	All officers and directors as a group (3)	9,765,000 shares of common stock direct (1)(2)	6.0%

* less than 1%

(1) Includes 100,000 shares upon exercise of options

(2) Includes 50,000 shares upon exercise of options

The percent of class is based on 161,555,000 shares of common stock issued and outstanding as of October 25, 2018.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended September 30, 2018, we had not entered into any transactions with any of our officers or directors, or persons nominated for these positions, beneficial owners of 5% or more of our common stock, or family members of these persons wherein the amount involved in the transaction or a series of similar transactions exceeded the lesser of $120,000 or 1% of the average of our total assets for the last three fiscal years.

LEGAL MATTERS

Barnett & Linn, Calabasas, California, has given its opinion as attorneys-at-law regarding the validity of the issuance of the Shares offered by the Company. Mr. Barnett , a principal in the firm of Barnett & Linn, was granted an option to purchase 50,000 shares of the Company’s common stock at an exercise price of $1.50. The option expires on May 30, 2023.

EXPERTS

Changes in Registrant’s Certifying Accountant

On October 14, 2017, Michael Gillespie & Associates, PLLC (“Gillespie”) resigned as the Company’s independent registered public accounting firm.

Gillespie issued audit reports on the Company’s financial statements for the years ended September 30, 2016, 2015 and 2014.

The Gillespie reports on the financial statements of the Company for each of the past three years did not contain an adverse opinion or a disclaimer of opinion, or were qualified or modified as to uncertainty, audit scope, or accounting principles.

The Gillespie reports on the financial statements of the Company for the past three years each contained going concern explanatory paragraphs.

During the Company’s three most recent fiscal years and any subsequent interim period preceding Gillespie’s dismissal, there were no reportable events or disagreements with Gillespie on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Gillespie, would have caused the Company to make reference to the subject matter of the disagreement(s) in connection with this report.

On October 25, 2017, the Board of Directors of the Company approved the appointment of and engaged M&K CPAs PLLC (“M&K”) as the Company's new independent registered public accounting firm for the Company's fiscal year ended September 30, 2017, subject to the completion of final acceptance procedures.

In connection with this change of registered independent public accountants, there were no disagreements between the Registrant and our former accountants, Michael Gillespie & Associates, PLLC, of the type described in Item 304 (a)(1)(iv) of Regulation S-K and the related instructions, or any reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

The financial statements of the Company included in this prospectus and in the registration statement for the year ended 2017 by M&K CPAS, LLC, Houston, Texas, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

The financial statements of the Company included in this prospectus and in the registration statement for the year ended 2016 by Michael Gillespie & Associates, LPPC, Seattle, Washington, independent registered public accounting firm, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance on such report, given the authority of said firm as an expert in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

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INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND MORE INFORMATION

Reports to security holders

We will be required to file reports with the SEC under section 13 (a) or 15(d) of the Exchange Act (supplementary and periodic information for an issuer which shall file a registration statement which has become effective pursuant to the Securities Act of 1933, as amended, shall file with the Commission, in accordance with such rules and regulations as the Commission may prescribe as necessary or appropriate in the public interest or for the protection of investors). The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. We intend to send annual reports to our stockholders containing audited financial statements. You may also read copies of any materials we file with the SEC at the SEC’s Public Reference Room or visiting the SEC’s Internet website (see “Available Information” above). The Company intends to file, in a period up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as Amended.

The Company’s documents filed with the Securities and Exchange Commission may be inspected at the Commission’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street N.E., Washington, D.C. 20549. Call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. All of the Company’s filings may be located under the CIK number 0001672885.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including a beneficial owner, to whom a prospectus is delivered, without charge, upon written or email request. You may obtain a copy of these filings by writing or emailing

Secretary

Natural Health Farm Holdings Inc.

20 North Orange Avenue, Suite 1100

Orlando, Florida 32801

Email: ir@nhfholdings.com

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34

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of Natural Health

Farm Holdings, Inc.

We have audited the accompanying balance sheet of Natural Health Farm Holdings, Inc. (the “Company”) as of September 30, 2017 and the related statements of operations , change in stockholders’ deficit and cash flows for the year then ended.  These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the year ended September 30, 2016 were audited by other auditors whose report expressed an unqualified opinion on the financial statements.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States) and in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Natural Health Farm Holdings, Inc. as of September 30, 2017 and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

We have also audited the adjustments to the financial statements of the Company as of and for the year ended September 30, 2016 to retrospectively apply the effect of a reverse stock split, as described in Note 6. In our opinion, such adjustments are appropriate and have been properly applied. We were not engaged to audit, review or apply any procedures to the financial statements of the Company as of and for the year ended September 30, 2016 other than with respect to the adjustment and, accordingly, we do not express an opinion or any other form or assurance on the financial statements of the Company as of and for the year ended September 30, 2016 taken as a whole.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has sustained recurring net losses and negative cash flows from operations that raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters also are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

www.mkacpas.com

Houston, Texas

December 28, 2017

F-1

MICHAEL GILLESPIE & ASSOCIATES, PLLC

CERTIFIED PUBLIC ACCOUNTANTS

10544 ALTON AVE NE

SEATTLE, WA  98125

206.353.5736

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Amber Group, Inc.

We have audited the accompanying balance sheet of Amber Group, Inc. as of September 30, 2016 and the related statement of operations, stockholders’ deficit and cash flows for the year ended September 30, 2016. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Amber Group, Inc. as of September 30, 2016 and the results of its operations, stockholders’ deficit and cash flows for the year ended September 30, 2016 in conformity with generally accepted accounting principles in the United States of America.

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As discussed in Note #2 to the financial statements, the company has had significant operating losses; a working capital deficiency and its need for new capital raise substantial doubt about its ability to continue as a going concern. Management’s plan in regard to these matters is also described in Note #2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ MICHAEL GILLESPIE & ASSOCIATES, PLLC

Seattle, Washington

December 12, 2016

F-2

Natural Health Farm Holdings Inc.
(Formerly known as Amber Group Inc.)
Balance Sheets

	September 30, 2017	September 30, 2016
ASSETS

Current Assets
Cash and cash equivalents	$-	$-
Prepaid expense	-	696
Total Current Assets	-	696

Total Assets	$-	$696

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Advance from affiliate	$80,137	$-
Advance from director	-	5,703
Total Current Liabilities	80,137	5,703

Total Liabilities	80,137	5,703

Stockholders' Deficit
Common Stock, $0.001 par value, 500,000,000 shares authorized, 150,150,000 shares issued and outstanding	150,150	150,150
Additional Paid in Capital	(111,821)	(126,050)
Accumulated Deficit	(118,466)	(29,107)
Total Stockholders' Deficit	(80,137)	(5,007)

Total Liabilities and Stockholders' Deficit	$-	$696

The accompanying notes are an integral part of these financial statements.

F-3

Natural Health Farm Holdings Inc.
(Formerly known as Amber Group Inc.)
Statements of Operations

	For the Year Ended September 30,
	2017	2016

Revenues	$-	$1,995

Cost of Goods Sold	-	-

Gross Profit	-	1,995

Operating Expenses:
Filing fees	9,093	-
Professional fees	63,278	20,905
General and Administrative	16,988	1,287
Total Operating Expenses	89,359	22,192

Loss from Operations	(89,359)	(20,197)

Other Income (Expenses)	-	-

Loss Before Income Tax	(89,359)	(20,197)

Provision for Income Tax	-	-

Net Loss	$(89,359)	$(20,197)

Basic and Dilutive Net Loss Per Share	$(0.00)	$(0.00)

Weighted Average Number of Shares Outstanding - Basic and Diluted	150,150,000	150,150,000

The accompanying notes are an integral part of these financial statements.

F-4

Natural Health Farm Holdings Inc.

(Formerly known as Amber Group Inc.)

Statements of Changes in Stockholders' Deficit

For the Years Ended September 30, 2017 and 2016

	Common Stock		Additional	Accumulated
	Number **	Amount	Paid-in Capital	Deficit	Total
Balance, September 30, 2015	120,000,000	$120,000	$(116,000)	$(8,910)	$(4,910)
Shares issued for cash	30,150,000	30,150	(10,050)	-	20,100
Net Loss	-	-	-	(20,197)	(20,197)
Balance, September 30, 2016	150,150,000	$150,150	$(126,050)	$(29,107)	$(5,007)
Forgiveness of advance by former directors	-	-	14,229	-	14,229
Net loss	-	-	-	(89,359)	(89,359)
Balance, September 30, 2017	150,150,000	$150,150	$(111,821)	$(118,466)	$(80,137)

** Adjusted for 30:1 forward stock split on November 4, 2016.

The accompanying notes are an integral part of these financial statements.

F-5

Natural Health Farm Holdings Inc.
(Formerly known as Amber Group Inc.)
Statements of Cash Flows

	For the Year Ended September 30,
	2017	2016
Cash Flows from Operating Activities:
Net Loss	$(89,359)	$(20,197)
Adjustment to reconcile net loss to net cash used in operating activities
Changes in operating assets and liabilities
(Increase) decrease in prepaid expense	696	(696)
Net Cash Used in Operating Activities	(88,663)	(20,893)

Cash Flows from Investing Activities	-	-

Cash Flows from Financing Activities
Proceeds from sale of common stock	-	20,100
Advance from affiliate	80,137	-
Cash advance from director	8,526	366
Net Cash Provided by Financing Activities	88,663	20,466

Net Increase in Cash and Cash Equivalents	-	(427)

Cash and Cash Equivalents, Beginning of the Period	-	427

Cash and Cash Equivalents, End of the Period	$-	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid for Income Taxes	$-	$-
Cash paid for Interest	$-	$-

Supplemental disclosures of non-cash investing and financing activities:
Forgiveness of debt by a former director	$14,229	$-

The accompanying notes are an integral part of these financial statements.

F-6

NATURAL HEALTH FARM HOLDINGS, INC.

(Formerly known as Amber Group Inc.)

Notes to Financial Statements

September 30, 2017

NOTE 1: NATURE OF OPERATIONS AND GOING CONCERN

Nature of Operations

Natural Health Farm Holdings Inc. (the “Company”, “We”, “Its”, and “NHFH”) was incorporated under the laws of the State of Nevada on July 10, 2014 (inception). The Company is a development stage company and is looking to acquire profitable business operations.

On November 30, 2016, the Company filed a certificate of amendment to its articles of incorporation with the Nevada Secretary of State to change its name from Amber Group Inc. to Natural Health Farm Holdings Inc., and effectuated a 30:1 forward stock split of its common stock and increased its authorized share capital to 500,000,000 (Five Hundred Million).   This amendment was unanimously approved by the Company’s board of directors on November 29, 2016, and with the stockholders holding a majority of the Company’s voting power.

On March 16, 2017, Financial Industry Regulatory Authority (FINRA) approved the corporate name change to Natural Health Farm Holdings Inc., approved the increase in the Company’s authorized shares of common stock to 500,000,000 shares, and approved 30:1 forward stock split effective March 17, 2017.  The new trading symbol for our common stock is “NHEL”.

Going Concern

The Company has faced significant liquidity shortages as shown in the accompanying financial statements. As of September 30, 2017, the Company's total liabilities exceeded its total assets by $80,137. The Company has recorded a net loss of $89,359 for the year ended September 30, 2017 and has an accumulated deficit of $118,466 as of September 30, 2017. Net cash used in operating activities for the year ended September 30, 2017 was $88,663. The Company has had difficulty in obtaining working lines of credit from financial institutions and trade credit from vendors, management has been able to (i) obtain concessions on forgiveness of debt of $14,229 from a former officer and director, (ii) obtain advance from affiliate of $80,137 to continue its growth.

Although the Company has not earned any revenues during the fiscal year ended September 30, 2017 and minimal revenues since July 10, 2014 (Inception date), the Company is continuing to focus its efforts on actively looking to acquire profitable operating business.  If the Company is not successful with its efforts to acquire profitable business, the Company will experience a shortfall in cash and it will be necessary to further reduce its operating expenses in a manner or obtain funds through equity or debt financing in sufficient amounts to avoid the need to curtail its operations after September 30, 2017. Given the liquidity and credit constraints in the markets, the business may suffer. However, there can be no assurance that the Company would be able to secure additional funds if needed and that if such funds were available on commercially reasonable terms or in the necessary amounts, and whether the terms or conditions would be acceptable to the Company. In such case, the reduction in operating expenses might need to be substantial in order for the Company to generate positive cash flow to sustain its operations.

F-7

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts receivables, valuation of long-lived assets, accounts payable and accrued liabilities. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2017 and 2016, respectively.

Fair value of Financial Instruments and Fair Value Measurements

Accounting Standards Codification (“ASC”) 820, “ Fair Value Measurements and Disclosures”,  requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

F-8

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of accrued expense, advance from affiliate, and loan payable to related party. Pursuant to ASC 820, “ Fair Value Measurements and Disclosures”  and ASC 825, “ Financial Instruments” , the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that were measured and recognized at fair value as of September 30, 2017 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

The following table presents assets and liabilities that were measured and recognized at fair value as of September 30, 2016 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

Revenue Recognition

Revenue is recognized when earned, as reasonably determinable in accordance with ACS 605-15-25, “Revenue Recognition.” The Company's revenue recognition policy is based on the revenue recognition criteria established under the SEC's Staff Accounting Bulletin No. 104. The criteria and how the Company satisfies each element is as follows: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred per the terms of the signed contract; (3) the price is fixed and determinable; and (4) collectability is reasonable assured.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “ Income Taxes” . The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

F-9

The Company follows the provisions of ASC 740, “ Income Taxes ”. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Management makes estimates and judgments about our future taxable income that are based on assumptions that are consistent with our plans and estimates. Should the actual amounts differ from our estimates, the amount of our valuation allowance could be materially impacted. Any adjustment to the deferred tax asset valuation allowance would be recorded in the income statement for the periods in which the adjustment is determined to be required. The Company does not believe that it has taken any positions that would require the recording of any additional tax liability nor does it believe that there are any unrealized tax benefits that would either increase or decrease within the next year.

Earnings (Loss) Per Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “ Earnings per Share” . ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the statement of operations. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At September 30, 2017 and 2016, the Company did not have any warrants issued and outstanding convertible into common stock.

Concentration of Credit Risk

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. The Company has not experienced any losses in such accounts through September 30, 2017 and 2016. The Company’s bank balance did not exceed FDIC insured amounts at September 30, 2017 and 2016, respectively.

Recent Accounting Pronouncements

In November 2016, the FASB issued Accounting Standards Update No. 2016-18, “ Statement of Cash Flows (Topic 230): Restricted Cash” (“ASU 2016-18”) .. The new guidance is intended to reduce diversity in practice by adding or clarifying guidance on classification and presentation of changes in restricted cash on the statement of cash flows. ASU 2016-18 is effective for annual and interim periods beginning after December 15, 2017. Early adoption is permitted. The amendments in this update should be applied retrospectively to all periods presented. The Company is currently evaluating the impact of adopting ASU 2016-18 noting it will only impact the Company to the extent it has restricted cash in the future.

In August 2016, the FASB issued ASU 2016-15, “ Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments ” (“ASU 2016-15”). ASU 2016-15 will make eight targeted changes to how cash receipts and cash payments are presented and classified in the statement of cash flows. ASU 2016-15 is effective for fiscal years beginning after December 15, 2017. The new standard will require adoption on a retrospective basis unless it is impracticable to apply, in which case it would be required to apply the amendments prospectively as of the earliest date practicable. The Company is currently in the process of evaluating the impact of ASU 2016-15 on its financial statements.

F-10

In February 2016, FASB issued Accounting Standards Update 2016-02, “ Leases (Topic 842 )”. Under this guidance, an entity is required to recognize right-of-use assets and lease liabilities on its balance sheet and disclose key information about leasing arrangements. This guidance offers specific accounting guidance for a lessee, a lessor and sale and leaseback transactions. Lessees and lessors are required to disclose qualitative and quantitative information about leasing arrangements to enable a user of the financial statements to assess the amount, timing and uncertainty of cash flows arising from leases. This guidance is effective for annual reporting periods beginning after December 15, 2018, including interim periods within that reporting period, and requires a modified retrospective adoption, with early adoption permitted. The Company is currently evaluating the impact of the adoption of this standard will have on our consolidated financial statements.

In January 2016, the FASB issued ASU 2016-01, “ Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities . ” The main objective of this update is to enhance the reporting model for financial instruments to provide users of financial statements with more decision-useful information. The new guidance addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. This ASU is effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

NOTE 3 – ADVANCE FROM AN AFFILIATE

The Company has received an advance from an affiliate for its working capital needs. The advance received is non-interest bearing, unsecured and payable on demand is summarized as follows.

	Balance	Balance
	September 30, 2017	September 30, 2016
Advance from an affiliate	$80,137	$-
Total	$80,137	$-

NOTE 4 – ADVANCES FROM DIRECTORS

During the year ended September 30, 2017, the Company received cash proceeds of $8,526 from a former director as a short-term advance, for its working capital needs. The Company received cash proceeds of $5,703 from the same former director as a short-term advance, during the fiscal year ended September 30, 2016. The entire short-term advance amounting to $14,229 was forgiven by the former director as of September 30, 2017, and is recorded as a contribution to additional paid in capital as of September 30, 2017 (Note 6).

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

F-11

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

NOTE 6: STOCKHOLDERS’ DEFICIT

The Company’s capitalization at September 30, 2017 was 500,000,000 authorized common shares with a par value of $0.001 per share.

Common Stock

On November 30, 2016, the Company increased the authorized share capital from 75,000,000 shares of common stock to 500,000,000 shares of common stock. In addition, the Company effectuated a 30:1 forward stock split of the common stock.

During the fiscal year ended September 30, 2017, two former directors of the Company forgave their short-term advances of $4,982 and $9,247 totaling $14,229 payable to them. Such amounts are recorded as additional paid in capital as of September 30, 2017 (Note 4).

During the fiscal year ended September 30, 2016, the Company sold 30,150,000 shares of common stock for cash proceeds of $20,100.

As a result of all common stock issuances, the Company had 150,150,000 shares of common stock issued and outstanding as of September 30, 2017.

NOTE 7: INCOME TAX

Income tax expense for the years ended September 30, 2017 and 2016 is summarized as follows:

The provision for Federal income tax consists of the following:

	September 30, 2017	September 30, 2016
Federal income tax benefit attributable to:
Current Operations	$30,382	$6,867
Less: valuation allowance	(30,382)	(6,867)
Net provision for Federal income taxes	$-	$-

The cumulative tax effect at the expected rate of 34% of significant items comprising our net deferred tax amount is as follows:

	September 30, 2017	September 30, 2016
Deferred tax asset attributable to:
Net operating loss carryover	$40,278	$9,896
Less: valuation allowance	(40,278)	(9,896)
Net deferred tax asset	$-	$-

NOTE 8: SUBSEQUENT EVENTS

Management has evaluated the subsequent events that have occurred after the balance sheet date of September 30, 2017, through the date which the financial statements were available to be issued. Based upon their review, no items were identified that would impact the accounting for events or transactions in the current period or require additional disclosures.

F-12

NATURAL HEALTH FARM HOLDINGS INC.

CONDENSED BALANCE SHEETS

	June 30, 2018	September 30, 2017
ASSETS	(Unaudited)

Current Assets
Cash and cash equivalents	$46,992	$-
Prepaid expense	4,600	-
Total Current Assets	51,592	-

Computer Software, net	34,268	-

Total Assets	$85,860	$-

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$11,627	$-
Accrued expense	4,219	2,070
Deferred revenue - related party	63,924	-
Deferred revenue - third party	53,861	-
Payable to affiliate	98,837	78,067
Note payable	40,000	-
Advance from director	500	-
Total Current Liabilities	272,968	80,137

Total Liabilities	272,968	80,137

Commitments and Contingencies (Note 9)

Stockholders' Deficit

Common Stock, $0.001 par value, 500,000,000 shares authorized, 161,405,000 shares and 150,150,000 shares issued and outstanding at June 30, 2018 and September 30, 2017, respectively	161,405	150,150
Additional Paid in Capital	558,993	(111,821)
Stock subscriptions receivable	(10,050)	-
Accumulated Deficit	(897,456)	(118,466)
Total Stockholders' Deficit	(187,108)	(80,137)

Total Liabilities and Stockholders' Deficit	$85,860	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-13

NATURAL HEALTH FARM HOLDINGS INC.

CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended June 30,		For the Nine Months Ended June 30,
	2018	2017	2018	2017

Revenues - related party	$6,583	$-	$15,076	$-
Revenues - non-related party	5,167	-	8,139	-
Total Revenues	11,750	-	23,215	-

Cost of Goods Sold	3,488	-	7,582	-

Gross Profit	8,262	-	15,633	-

Operating Expenses:
Consulting fees	109,626	-	145,240	-
Legal and filing fees	12,130	6,738	35,845	8,643
Professional fees	5,650	19,052	5,650	19,052
Loan commitment fee	40,000	-	40,000	-
Stock compensation	526,295	-	526,295	-
Other general and administrative	33,227	-	41,374	7,240
Total Operating Expenses	726,928	25,790	794,404	34,935

Loss from Operations	(718,666)	(25,790)	(778,771)	(34,935)

Other Income (Expense)	(219)	-	(219)	-

Loss Before Provision For Income Tax	(718,885)	(25,790)	(778,990)	(34,935)

Provision for Income Tax	-	-	-	-

Net Loss	$(718,885)	$(25,790)	$(778,990)	$(34,935)

Basic and Dilutive Net Loss Per Share	$(0.00)	$(0.00)	$(0.01)	$(0.00)

Weighted Average Number of Shares Outstanding - Basic and Diluted	156,201,374	150,150,000	152,379,579	150,150,000

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-14

NATURAL HEALTH FARM HOLDINGS INC.

CONDENSED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended June 30,
	2018	2017
Cash Flows from Operating Activities:
Net Loss	$(778,990)	$(34,935)
Adjustment to reconcile net loss to net cash provided by (used in) operating activities
Amortization of computer software costs	7,582	-
Loan commitment fee	40,000	-
Common stock issued to consultants for services	105,000	-

Stock compensation expense upon grant of stock options	526,295
Changes in operating assets and liabilities
(Increase) decrease in prepaid expense	(4,600)	696
Increase in accounts payable	11,627	-
Increase in accrued expense	2,149	2,070
Increase in deferred revenue - related party	63,924	-
Increase in deferred revenue - third party	53,861	-
Net Cash Flows Provided by (Used in) Operating Activities	26,848	(32,169)

Cash Flows from Investing Activities
Purchase of computer software	(41,850)	-
Net Cash Flows Used in Investing Activities	(41,850)	-

Cash Flows from Financing Activities
Cash proceeds from affiliate	20,770	-
Cash advance from director	500	-
Cash proceeds from sale of common shares	260	-
Cash proceeds from stock subscriptions	40,464	-
Increase in loan from existing director	-	8,526
Increase in amount due to shareholders	-	23,643
Increase in additional paid in capital	-	9,247
Forgiveness of debt from former director	-	(9,247)
Net Cash Flows Provided by Financing Activities	61,994	32,169

Net Increase in Cash and Cash Equivalents	46,992	-

Cash and Cash Equivalents, Beginning of the Period	-	-

Cash and Cash Equivalents, End of the Period	$46,992	$-

Supplemental Disclosures of Cash Flow Information:
Cash paid for Income Taxes	$-	$-
Cash paid for Interest	$-	$-

Supplemental disclosures of non-cash investing and financing activities:
Stock issued for subscriptions receivable	$10,050	$-

The accompanying notes are an integral part of these unaudited condensed financial statements.

F-15

NATURAL HEALTH FARM HOLDINGS INC.

NOTES TO CONDENSED FINANCIAL STATEMENTS

JUNE 30, 2018

(UNAUDITED)

NOTE 1 – NATURE OF OPERATIONS, BASIS OF PRESENTATION AND GOING CONCERN

Natural Health Farm Holdings Inc. (the “Company”, “We”, “Its”, and “NHFH”) was incorporated under the laws of the State of Nevada on July 10, 2014 (Inception date). The Company has developed web-based business and launched itself into the healthcare industry. The Company has plans to provide through its subsidiaries, retail nutritional supplements, organic foods, personal care, and other health care products. The Company currently provides nutritional consulting services by offering a web based naturopathic learning management system that allows distributors, chiropractors and consumers to educate users products with the health-related aspects of various illnesses, and how the Company’s learning systems could be used to improve their general wellbeing.

On November 30, 2016, the Company filed a certificate of amendment to its articles of incorporation with the Nevada Secretary of State to change its name from Amber Group Inc. to Natural Health Farm Holdings Inc. The Company effectuated a 30:1 forward stock split of its common stock and increased its authorized share capital to 500,000,000 (Five Hundred Million) shares. This amendment was unanimously approved by the Company’s board of directors on November 29, 2016 and with the stockholders holding a majority of the Company’s voting power.

On March 16, 2017, Financial Industry Regulatory Authority (FINRA) approved the corporate name change to Natural Health Farm Holdings Inc., approved the increase in the Company’s authorized shares of common stock to 500,000,000 shares, and approved 30:1 forward stock split effective March 17, 2017, and provided us a trading symbol for our common stock as “NHEL”.

Basis of Presentation

The accompanying interim condensed financial statements are unaudited, but in the opinion of management of the Company, contain all adjustments, which include normal recurring adjustments necessary to present fairly the financial position at June 30, 2018, and the results of operations for three months and nine months ended June 30, 2018, and cash flows for the nine months ended June 30, 2018 and 2017. The balance sheet as of September 30, 2017 is derived from the Company’s audited financial statements.

Certain information and footnote disclosures normally included in financial statements that have been prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission, although management of the Company believes that the disclosures contained in these interim condensed financial statements are adequate to make the information presented therein not misleading. For further information, refer to the financial statements and the notes thereto contained in the Company’s September 30, 2017 Annual Report filed with the Securities and Exchange Commission on Form 10-K on December 28, 2017.

Going Concern

The Company’s financial statements are prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has generated small revenues and has sustained cumulative operating losses since July 10, 2014 (Inception Date) to date and allow it to continue as a going concern. The continuation of the Company as a going concern is dependent upon the continued financial support from its shareholders and affiliates, the ability of the Company to obtain necessary financing to continue operations, and the attainment of profitable operations. The Company has recorded a net loss of $778,990 from October 1, 2017 to June 30, 2018, provided net cash flows in operating activities of $26,848, has a working capital deficit of $221,377, and has an accumulated deficit of $897,456 as of June 30, 2018. The Company has had difficulty in obtaining working capital lines of credit from financial institutions and trade credit from vendors. These factors, among others, raise a substantial doubt regarding the Company’s ability to continue as a going concern. If the Company is unable to obtain adequate capital, it could be forced to cease operations. The accompanying financial statements do not include any adjustments to reflect the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The following summary of significant accounting policies of the Company is presented to assist in the understanding of the Company’s financial statements. The financial statements and notes are the representation of the Company’s management who is responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“GAAP”) in all material respects and have been consistently applied in preparing the accompanying financial statements.

F-16

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (U.S. GAAP) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the valuation of accounts payable, accrued liabilities and payable to related party. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents. The Company had a cash balance of $46,992 at June 30, 2018 and $0 at September 30, 2017, respectively.

Prepaid Expenses

Prepaid expenses represent payments made by the Company in advance for which the services have not been received. The Company recorded $4,600 and $0 in prepaid expense at June 30, 2018 and September 30, 2017, respectively.

Computer Software Costs

Computer software costs include direct costs incurred for purchase of developed software products and payments made to independent software developers. The Company accounts for computer software costs in accordance with the FASB guidance for the costs of computer software to be sold, leased, or otherwise marketed (“ASC Subtopic 985-20”). Computer software costs are capitalized once the technological feasibility of a product is established and such costs are determined to be recoverable. Technological feasibility of a product encompasses technical design documentation and integration documentation, or the completed and tested product design and working model. Computer software costs are capitalized once technological feasibility of a product is established and such costs are determined to be recoverable against future revenues. Technological feasibility is evaluated on a project-by-project basis. Amounts related to computer software development that are not capitalized are charged immediately to the appropriate expense account. Amounts that are considered ‘research and development’ that are not capitalized are immediately charged to engineering, research, and development expense. Capitalized costs for those products that are cancelled or abandoned are charged to product development expense in the period of cancellation.

Commencing upon product release, capitalized computer software costs are amortized on the straight-line method over a thirty-six months period. The Company evaluates the future recoverability of capitalized computer software costs on an annual basis.

Revenue Recognition

The Company generates revenue from licensing and other software services from its web-based software to distributors and retailers of nutritional supplements in the healthcare industry. The Company recognize licensing fees and other software services as revenue over the period of the contract at the time that the computer software is delivered and accepted by the customer, the selling price is fixed, and collection is reasonably assured, provided no significant obligations remain. The Company considers authoritative guidance on multiple deliverables in determining whether each deliverable represents a separate unit of accounting.

Deferred revenues represent billings or cash received in excess of revenue recognizable on service agreements that are not accounted for as revenues.

Concentration of Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company does not have the cash balances in excess of Federal Deposit Insurance Corporation limit at June 30, 2018 and September 30, 2017, respectively.

F-17

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “ Income Taxes” . The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax basis of assets and liabilities, and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

The Company follows the provisions of ASC 740-10, “ Accounting for Uncertain Income Tax Positions .” When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740-10, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for unrecognized tax benefits in the accompanying condensed balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Earnings (Loss) Per Common Share

The Company computes net earnings (loss) per share in accordance with ASC 260, “ Earnings per Share” . ASC 260 requires presentation of both basic and diluted net earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing earnings (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible note and preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At June 30, 2018 and September 30, 2017, there were options granted to certain employees and independent consultants that when vested convert into 450,000 shares of common stock. At June 30, 2018 and September 30, 2017, there were no convertible notes, warrants available for conversion that if exercised, may dilute future earnings per share.

Fair value of Financial Instruments and Fair Value Measurements

ASC 820, “ Fair Value Measurements and Disclosures”, requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data. If the asset or liability has a specified (contractual) term, the Level 2 input must be observable for substantially the full term of the asset or liability.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

F-18

The Company’s financial instruments consist principally of cash, accounts payable, accrued expenses and payable to an affiliate. Pursuant to ASC 820, “ Fair Value Measurements and Disclosures” and ASC 825, “ Financial Instruments” , the fair value of our cash equivalents is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. The Company believes that the recorded values of all the other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

The following table presents assets and liabilities that were measured and recognized at fair value as of June 30, 2018 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

The following table presents assets and liabilities that were measured and recognized at fair value as of September 30, 2017 on a recurring basis:

Description	Level 1	Level 2	Level 3
None	$-	$-	$-

Recent Accounting Pronouncements

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13, “ Financial Instruments - Credit Losses (Topic 326).” The new standard amends guidance on reporting credit losses for assets held at amortized cost basis and available-for-sale debt securities. This ASU is effective for financial statements issued for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is currently evaluating this guidance to determine the impact it may have on its financial statements.

In 2015, the FASB issued ASU No. 2015-17, “ Income Taxes” (Topic 740): Balance Sheet Classification of Deferred Taxes , which requires all deferred tax assets and liabilities to be classified as noncurrent in a classified balance sheet. Current US GAAP requires an entity to separate deferred tax assets and liabilities into current and noncurrent amounts in a classified balance sheet. For public entities, ASU 2015-17 is effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. For all other entities, ASU 2015-17 is effective for annual reporting periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018, and may be applied either prospectively or retrospectively, with early application permitted for financial statements that have not been previously issued. The Company has not yet determined the effect of the adoption of this standard on the Company’s financial position and results of operations.

NOTE 3 – PREPAID EXPENSE

The Company recorded prepaid expense of $4,600 and $0 at June 30, 2018 and September 30, 2017. Prepaid expense consisted of $4,000 relating to legal fees and $600 for stock transfer agent fees, paid in advance as of June 30, 2018. No prepayments of expenses were made as of September 30, 2017.

NOTE 4 – COMPUTER SOFTWARE COSTS

The Company purchased web-based naturopathic learning management system computer software, developed by a third party, to educate users with the health-related products for various illnesses, and how the Company’s learning systems could be used to improve their general wellbeing. The amount capitalized include direct costs incurred in developing the software purchased from the third party.

The following table presents details of our computer software costs as of June 30, 2018 and September 30, 2017:

	Balance at September 30, 2017	Additions	Amortization	Balance at June 30, 2018
Computer Software Costs, net	$-	$41,850	$(7,582)	$34,268

F-19

Computer software costs are being amortized on a straight-line basis over their estimated life of three years.

Amortization expense for computer software costs was $3,488 and $0 for the three months ended June 30, 2018 and 2017, and $7,582 and $0 for the nine months ended June 30, 2018 and 2017, respectively.

The estimated future amortization expense of computer software costs as of June 30, 2018 is as follows:

Year ending September 30,	Amount
2018	$3,488
2019	13,950
2020	13,950
2021	2,880
Total	$34,268

NOTE 5 – ACCOUNTS PAYABLE

Accounts payable at June 30, 2018 and September 30, 2017 totaled $11,627 and $0, respectively. Accounts payable consisted of $11,627 and $0 in legal and consulting fees payable as of June 30, 2018 and September 30, 2017, respectively.

NOTE 6 – PAYABLE TO AFFILIATES

The Company has received an advance of $500 from a director for its working capital needs as of June 30, 2018 (see NOTE 7).

The Company has received advances from an affiliate for its working capital needs from an entity in which its Chief Executive Officer is also a director in such entity (NOTE 6). The advance received is non-interest bearing, unsecured and payable on demand is summarized as follows.

	Balance June 30, 2018	Balance September 30,2017
	(Unaudited)
Payable to affiliate	$98,837	$78,067
Total	$98,837	$78,067

NOTE 7 – RELATED PARTY TRANSACTIONS

The Company received an advance of $500 and $0 from a director for its working capital needs as of June 30, 2018 and September 30, 2017, respectively. Funds advanced to the Company by the director are non-interest bearing, unsecured and due on demand (NOTE 6).

The Company has received advances for its working capital needs from an affiliate in which the Company’s Chief Executive Officer holds the position of director in such entity (see NOTE 6).

On November 20, 2017, the Company sold ten (10) naturopathic learning management system and modules for $29,000 to an entity solely owned by a director of the Company. The Company received the payment in full of $29,000 on December 21, 2017. The Company recorded $2,417 and $5,886 as revenues earned for the three months and nine months ended June 30, 2018, and $23,114 as deferred revenues at June 30, 2018.

On December 11, 2017, the Company sold twenty (20) naturopathic learning management systems and modules for $50,000 to an entity in which the Company Chief Executive Officer holds the position of director in such entity. The Company received the payment of $50,000 on December 28, 2017. The Company recorded $4,167 and $9,190 as revenues earned for the three months and nine months ended June 30, 2018 and $40,810 as deferred revenues at June 30, 2018.

On May 30, 2018, the Company granted stock options to three officers/directors to purchase 250,000 shares of common stock at exercise price of $1.50 per share over a five (5) years term.

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NOTE 8 – EQUITY FINANCING AGREEMENT AND NOTE PAYABLE

Note payable consist of:

	June 30, 2018	September 30, 2017
	(Unaudited)
Note payable - GHS Investments, Inc.	$40,000	$-
Total	40,000	-

Current portion	$40,000	$-

On June 5, 2018, the Company entered into an Equity Financing Agreement and Registration Rights Agreement with GHS Investments Inc. (“GHS”) pursuant to which GHS agreed to purchase up to $20,000,000 in shares of Company common stock. The obligations of GHS to purchase the shares of Company common stock are subject to the conditions set forth in the Equity Financing Agreement, including, without limitation, the condition that a registration statement on Form S-1 registering the shares of Company common stock to be sold to GHS be filed with the Securities and Exchange Commission and become effective. The Registration Rights Agreement provides that the Company shall use commercially reasonable efforts to file the registration statement within 30 days after the date of the Registration Rights Agreement and have the registration statement become effective within 90 days after it is filed. In connection with the Equity Financing Agreement, the Company executed a promissory note in the principal amount of $40,000 (the “Note”) as payment of the commitment fee for the Equity Financing Agreement. The Note bears interest at the rate of 8% and must be repaid on or before March 5, 2019. The Company has recorded the commitment fee as an expense in the accompanying statements of operations for the nine months ended June 30, 2018. The Company has accrued the interest expense of $219 on the principal balance of $40,000 for the period from June 5, 2018 to June 30, 2018.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

Litigation Costs and Contingencies

From time to time, the Company may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business. Litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm business. Other than as set forth below, management is currently not aware of any such legal proceedings or claims that could have, individually or in the aggregate, a material adverse effect on our business, financial condition, or operating results.

In the normal course of business, the Company incurs costs to hire and retain external legal counsel to advise it on regulatory, litigation and other matters. The Company expenses these costs as the related services are received. If a loss is considered probable and the amount can be reasonable estimated, the Company recognizes an expense for the estimated loss.

NOTE 10: STOCKHOLDERS’ DEFICIT

The Company’s capitalization at June 30, 2018 was 500,000,000 authorized common shares with a par value of $0.001 per share.

Common Stock

On November 30, 2016, the Company increased the authorized share capital from 75,000,000 shares of common stock to 500,000,000 shares of common stock. In addition, the Company effectuated a 30:1 forward stock split of the common stock on such date.

On February 1, 2018, the Company entered into consulting agreements with two contractors for providing business advisory and consulting services. The Company issued 1,000,000 shares of common stock valued at $20,000 as the fair market value of the stock.

On March 1, 2018, the Company entered into a Share Exchange Agreement (the “Agreement”) with its shareholders whereby, the shareholders agreed to exchange, sell, convey, transfer and assign to the Company their shareholdings, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description plus pay to the Company an aggregate purchase price of $50 (the “Purchase Price”), and the Company agreed to accept from its shareholders the old shares plus the Purchase Price in exchange for the transfer of old shares the new shares. As of June 30, 2018, the Company received cash proceeds of $40,464 from its shareholders to exchange the old shares for new shares and recorded it as contributed capital in the accompanying financial statements.

On May 16, 2018, the Company issued 50,000 shares of its common stock for a cash consideration of $50 pursuant to an agreement dated February 15, 2018. In addition, on the same date, the Company issued 105,000 shares of common stock for a cash consideration of $210 pursuant to an agreement dated March 1, 2018. The common shares issued were valued at the fair value on the date of execution of the agreement to issue such shares.

F-21

On May 16, 2018, the Company issued 10,050,000 shares of common stock for a cash consideration of $10,050 pursuant to an agreement dated March 1, 2018. The common shares were valued at $10,050 being their fair value on the date of execution of the agreement. The Company recorded $10,050 as subscriptions receivable as of June 30, 2018 since the Company did not receive the cash proceeds for stock subscriptions.

On June 21, 2018, the Company issued 50,000 shares of common stock to a consultant pursuant to an agreement, for providing consulting and business advisory services to the Company. The common shares were valued at $85,000 being their fair value on the date of execution of the agreement to issue such shares.

As a result of all common stock issuances, the Company had 161,405,000 shares and 150,150,000 shares of common stock issued and outstanding at June 30, 2018 and September 30, 2017, respectively.

Stock Option Plan

On May 30, 2018, the Board of Directors authorized and approved the 2018 Non-Qualified Stock Option Plan (the “2018 Plan) and reserved 10,000,000 shares of the Company’s common stock intended to be issued to selected officers, directors, consultants and key employees provided that bona fide services shall be rendered by such consultants or advisors and such services must not be in connection with the offer or sale of securities in a capital-raising transaction and do not promote or maintain a market for the Company’s securities. The Company filed a Registration Statement with the SEC on May 31, 2018 disclosing formation of 2018 Plan.

On May 30, 2018, the Board granted stock options under the 2018 Plan to two directors, an officer and an employee, and three independent consultants to purchase up to 450,000 shares of common stock with a five-year term. The stock options vested immediately upon the issuance date. The exercise price of the stock options to purchase common stock was at $1.50 per share, and the quoted market price of the Company stock on the grant date was $1.70. The option to purchase common stock expires on May 30, 2023. The fair value of options granted was $526,295, calculated using Black-Scholes option pricing model using the assumptions of risk free discount rate of 2.79%, volatility of 106%, 2.5 year-term for employees and directors and 5 year-term for non-employees, and dividend yield of 0%. The Company has recorded stock compensation expense of $526,295 for the three months and nine months ended June 30, 2018.

NOTE 11 – SUBSEQUENT EVENTS

Management has evaluated subsequent events through August 14, 2018, the date the financial statements were available to be issued, noting no new transactions that would require additional disclosure.

Deferred income taxes are provided for the tax effects of transactions reported in the financial statements and consist of deferred taxes related primarily to differences between the bases of certain assets and liabilities for financial and tax reporting. The deferred taxes represent the future tax return consequences of those differences, which will either be deductible or taxable when the assets and liabilities are recovered or settled.

At September 30, 2017 and 2016, the Company had an accumulated deficit of $118,466 and $29,107 for U.S. federal tax purposes available to offset future taxable income expiring on various dates through 2034. The Company has recorded a 100% valuation allowance on the deferred tax assets due to the uncertainty of its realization. The net change in the valuation allowance for the year ended September 30, 2017 and 2016 was an increase of $30,382 and $6,867, respectively.

In the normal course of business, the Company’s income tax returns are subject to examination by various taxing authorities. Such examinations may result in future tax and interest assessment by these taxing authorities. Accordingly, the Company believes that it is more likely than not that it will realize the benefits of tax positions it has taken in its tax returns or for the amount of any tax benefit that exceeds the cumulative probability threshold in accordance with FASB ASC 740. Differences between the estimated and actual amounts determined upon ultimate resolution, individually or in the aggregate, are not expected to have a material adverse effect on the company’s financial position. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for unrecognized tax benefits. As of September 30, 2017, tax years 2015 and 2016 remain open for examination by the Internal Revenue Service (“IRS”). The Company has received no notice of audit from the IRS for any of the open tax years.

F-22

Natural Health Farm Holdings Inc.

12,612,798 Shares of Common Stock
Issuable upon Exercise of Outstanding Warrants

PROSPECTUS

__________________, 2018

We have not authorized any dealer, salesperson or other person to give any information or to make any representations not contained in this prospectus. You must not rely on any unauthorized information. This prospectus is not an offer to sell these securities in any jurisdiction where an offer or sale is not permitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated costs and expenses to be incurred in connection with the issuance and distribution of the securities of Natural Health Farm Holdings Inc. (the “Registrant”) which are registered under this Registration Statement on Form S-1 (this “Registration Statement”). All amounts are estimates except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority, Inc. filing fee.

The following expenses will be borne solely by the Registrant:

Amount to be Paid
SEC Registration fee	$3,067.69
Legal fees and expenses	7,500.00
Accounting fees and expenses	2,250.00
Miscellaneous fees and expenses	1,000.00
Total	$13,817.69

Item 14. Indemnification of Directors and Officers

The Company’s Certificate of Incorporation, By-Laws and other contracts provide for indemnification of its officers, directors, agents, fiduciaries and employees. These provisions allow the Company to pay for the expenses of these persons in connection with legal proceedings brought because of the person’s position with the Company, if the person is not ultimately adjudged liable to the Company for misconduct in the action. Generally, no indemnification may be made where the person has been determined to have intentionally, fraudulently or knowingly violated the law.

The Company does not believe that such indemnification affects the capacity of such person acting as officer, director or control person of the Company.

Item 15. Recent Sales of Unregistered Securities

The Company has issued the following securities in the last three (3) years. Such securities were issued pursuant to exemptions from registration under Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended, as transactions by an issuer not involving any public offering, as noted below. Each of these transactions was issued as part of a private placement of securities by the Company in which (i) no general advertising or solicitation was used, and (ii) the investors purchasing securities were acquiring the same for investment purposes only, without a view to resale.

The Company has 75,000,000, $0.001 par value shares of common stock authorized.

On September 29, 2014, the Company issued 4,000,000 shares of common stock for cash proceeds of $4,000 at $0.001 per share.

As of December 31, 2015, the Company issued 682,500 shares of common stock for cash proceeds of $13,650 at $0.02 per share.

Between January 1 and June 30, 2016, the Company issued 322,500 shares of common stock for cash proceed s of $6,450 at $0.02 per share.

On November 30, 2016, the Company increased the authorized share capital from 75,000,000 shares of common stock to 500,000,000 shares of common stock. In addition, the Company effectuated a 30:1 forward stock split of the common stock and 150,150,000 shares of common stock issued and outstanding on such date.

On February 1, 2018, the Company entered into consulting agreements with two contractors for providing business advisory and consulting services. The Company issued 1,000,000 shares of common stock valued at $20,000 as the fair market value of the stock.

On March 1, 2018, the Company entered into a Share Exchange Agreement (the “Agreement”) with 45 shareholders whereby, the shareholders agreed to exchange, sell, convey, transfer and assign to the Company their shareholdings, free and clear of all liens, pledges, encumbrances, changes, restrictions or known claims of any kind, nature or description plus pay to the Company an aggregate purchase price at $0.002 per share (the “Purchase Price”), and the Company agreed to accept from its shareholders the old shares plus the Purchase Price in exchange for the transfer of old shares the new shares. As of June 30, 2018, the Company received cash proceeds of $40,464 from its shareholders to exchange the old shares for new shares and recorded it as contributed capital in the accompanying financial statements.

On May 16, 2018, the Company issued 50,000 shares of its common stock to one invetsor for a cash consideration of $50 pursuant to an agreement dated February 15, 2018. In addition, on the same date, the Company issued 105,000 shares of common stock to one investor for a cash consideration of $210 pursuant to an agreement dated March 1, 2018. The common shares issued were valued at the fair value on the date of execution of the agreement to issue such shares.

On May 16, 2018, the Company issued 10,050,000 shares of common stock to one investor for a cash consideration of $10,050 pursuant to an agreement dated March 1, 2018. The common shares were valued at $10,050 being their fair value on the date of execution of the agreement. The Company recorded $10,050 as subscriptions receivable as of June 30, 2018 since the Company did not receive the cash proceeds for stock subscriptions.

On June 21, 2018, the Company issued 50,000 shares of common stock to a consultant pursuant to an agreement, for providing consulting and business advisory services to the Company. The common shares were valued at $85,000 being their fair value on the date of execution of the agreement to issue such shares.

II-2

Item 16. Exhibits and Financial Statement Schedules.

EXHIBITS

Certain exhibits listed below are incorporated by reference as so marked with the date and filing with which such exhibits were filed with the Securities and Exchange Commission)

3.1**	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2017).

3.2**	By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on September 3, 2015

5.1*	Opinion of Counsel

10.1	2018 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s S-8 filed with the SEC on June 4, 2018)

10.2**	Share Exchange Agreement dated March 1, 2018

10.3**	Equity Financiang Agreement dated June 5, 2018 with GHS Investments, LLC (filed as exhibit to Form 8-K on June 11, 2018

10.4**	Registration Rights Agmt. Dated June 5, 2018 with GHS Investments, LLC (filed as exhibit to Form 8-K on June 11, 2018)

10-5**	Promissory Note for $40,000 dated June 5, 2018 with GHS Investments, LLC (filed as exhibit to form 8-K on June 11, 2018)

23.1*	Consent of M & K CPAS, PLLC, Independent Registered Public Accounting Firm.

23.2*	Consent of Michael Gillesopie, LPPC, Independent Registered Public Accounting Firm

23.3*	Consent of Barnett & Linn (included as part of Exhibit 5.1 hereto).

* Filed herewith

** Previously filed

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i) include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

II-3

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

(2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

II-4

(3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

(4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 That, for the purpose of determining liability under the Securities Act to any purchaser:

If the registrant is relying on Rule 430B:

(i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-5

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

If the registrant is relying on Rule 430A:

(i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Kuala Lumpur on November 9, 2018.

NATURAL HEALTH FARM HOLDINGS INC.

/s/Tee Chuen Meng
Tee Chuen Meng
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ Tee Chuen Meng	Principal Executive Officer, Treasurer, Director	November 9, 2018
Tee Chuen Meng	Principal Financial Officer
Principal Accounting Officer

/s/ Judy Lee	Director	November 9, 2018
Judy Lee

/s/ Patricia Yeoh	Secretary	November 9, 2018
Patricia Yeoh

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EXHIBIT INDEX

3.1**	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed with the SEC on April 18, 2017).

3.2**	By-laws of the Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed on September 3, 2015

5.1*	Opinion of Counsel

10.1	2018 Non-Qualified Stock Option Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s S-8 filed with the SEC on June 4, 2018)

10.2**	Share Exchange Agreement dated March 1, 2018

10.3**	Equity Financiang Agreement dated June 5, 2018 with GHS Investments, LLC (filed as exhibit to Form 8-K on June 11, 2018

10.4**	Registration Rights Agmt. Dated June 5, 2018 with GHS Investments, LLC (filed as exhibit to Form 8-K on June 11, 2018)

10-5**	Promissory Note for $40,000 dated June 5, 2018 with GHS Investments, LLC (filed as exhibit to form 8-K on June 11, 2018)

23.1*	Consent of M & K CPAS, PLLC, Independent Registered Public Accounting Firm.

23.2*	Consent of Michael Gillesopie, LPPC, Independent Registered Public Accounting Firm

23.3*	Consent of Barnett & Linn (included as part of Exhibit 5.1 hereto).

* Filed herewith

** Previously filed

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